                                                                   EXHIBIT 10.12

                                 LEASE AGREEMENT

PROPERTY ADDRESS: 11011 NORTH TORREY PINES ROAD

TENANT:   STRATAGENE

LANDLORD: SLOUGH TPSP LLC

                                                                               .
                                                                               .
                                                                               .

                                LEASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
ARTICLE I -- SCHEDULE OF LEASE TERMS.......................................................        1

         Section 1.1 - Schedule............................................................        1

ARTICLE II -- PREMISES.....................................................................        4

         Section 2.1 - Leased Premises.....................................................        4

         Section 2.2 - Common Areas and Use Thereof........................................        4

         Section 2.3 - Reservations........................................................        5

ARTICLE III -- RENT AND TENANT'S CHARGES...................................................        5

         Section 3.1 - Definitions.........................................................        5

         Section 3.2 - Base Rent...........................................................        6

         Section 3.3 - Additional Rent.....................................................        7

ARTICLE IV -- TERM.........................................................................        7

         Section 4.1 - Initial Term........................................................        7

         Section 4.2 - Renewal Term........................................................        7

         Section 4.3 - Termination.........................................................        7

ARTICLE V - POSSESSION; TENANT IMPROVEMENTS................................................        8

         Section 5.1 - Possession..........................................................        8

         Section 5.2 - Tenant Improvements.................................................        8

ARTICLE VI -- USE AND CONDITION OF LEASED PREMISES; QUIET ENJOYMENT........................        8

         Section 6.1 - Use.................................................................        8

         Section 6.2 - Compliance With Law.................................................        8

         Section 6.3 - Condition of Leased Premises........................................        9

         Section 6.4 - Signs: Exterior Windows.............................................        9

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         Section 6.5 - Quiet Enjoyment.....................................................       10

         Section 6.6 - Encumbrances........................................................       10

ARTICLE VII -- TAXES AND OPERATING COSTS...................................................       10

         Section 7.1 - Taxes...............................................................       10

                  Section 7.1.1 - General Property Taxes...................................       10

                  Section 7.1.2 - Personal Property Taxes..................................       11

         Section 7.2 - Operating Costs.....................................................       12

                  Section 7.2.1 - Defined..................................................       12

                  Section 7.2.2 - Payment..................................................       12

         Section 7.3 - Landlord's Statement: Inspection of Records.........................       13

         Section 7.4 - Limitation on Tenant's Share of Taxes and Operating Costs...........       14

ARTICLE VIII -- INSURANCE..................................................................       14

         Section 8.1 - Liability and Property Insurance....................................       14

         Section 8.2 - Quality Of Policies; Certificates...................................       15

         Section 8.3 - Waiver Of Subrogation; Release......................................       16

         Section 8.4 - Increase In Premiums................................................       16

         Section 8.5 - Indemnification.....................................................       16

         Section 8.6 - Blanket Policy......................................................       17

ARTICLE IX -- ALTERATIONS, MAINTENANCE, REPAIRS AND REPLACEMENTS...........................       17

         Section 9.1 - Alterations.........................................................       17

         Section 9.2- Maintenance, Repairs and Replacements of the Leased Premises.........       18

         Section 9.3 - Mechanics' Liens....................................................       18

         Section 9.4 - Roof: Other Systems.................................................       19

ARTICLE X -- DAMAGE, DESTRUCTION AND EMINENT DOMAIN........................................       19

         Section 10.1 - Fire, Explosion or Other Casualty..................................       19

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         Section 10.2 - Eminent Domain.....................................................       20

ARTICLE XI - LIMITATION OF LANDLORD'S LIABILITY............................................       21

         Section 11.1 - Limitation of Landlord's Liability.................................       21

ARTICLE XII -- ASSIGNMENT AND SUBLETTING...................................................       21

         Section 12.1 - By Tenant..........................................................       21

         Section 12.2 - By Landlord........................................................       23

ARTICLE XIII -- DEFAULT AND LANDLORD'S REMEDIES............................................       23

         Section 13.1 - Defaults...........................................................       23

         Section 13.2 - Landlord's Remedies................................................       24

         Section 13.3 - Holdover by Tenant.................................................       26

         Section 13.4 - Storage of Tenant's Property.......................................       26

ARTICLE XIV-- ASBESTOS AND HAZARDOUS SUBSTANCES............................................       26

         Section 14.1 - Hazardous Substance................................................       26

ARTICLE XV -- UTILITIES....................................................................       31

         Section 15.1 - Utilities..........................................................       31

ARTICLE XVI -- RIGHTS RESERVED TO LANDLORD; RULES AND REGULATIONS..........................       32

         Section 16.1 - Rights Reserved to Landlord........................................       32

         Section 16.2 - Rules and Regulations..............................................       33

ARTICLE XVII -- NOTICES....................................................................       35

         Section 17.1 - Notices............................................................       35

ARTICLE XVIII -- PARKING...................................................................       35

         Section 18.1 - Parking............................................................       35

ARTICLE XIX -- MISCELLANEOUS...............................................................       36

         Section 19.1 - Tenant's Statement.................................................       36

         Section 19.2 - Estoppel Certificates..............................................       36

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
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         Section 19.3 - Relationship of Parties............................................       36

         Section 19.4 - Landlord's Expenses; Attorneys' Fees...............................       36

         Section 19.5 - Interest on Unpaid Amounts.........................................       37

         Section 19.6 - Applicable Law and Construction....................................       37

         Section 19.7 - Delays.............................................................       37

         Section 19.8 - Access by Landlord.................................................       37

         Section 19.9 - Brokerage..........................................................       37

         Section 19.10 - Execution of Lease................................................       38

         Section 19.11 - Security Deposit..................................................       38

         Section 19.12 - Heirs, Successors and Assigns.....................................       38

         Section 19.13 - Subordination.....................................................       38

         Section 19.14 - Payments to Affiliates............................................       39

         Section 19.15 - Meaning of "Re-entry" and "Landlord"..............................       39

         Section 19.16 - Remedies and Rights May Be Exercised by Landlord In its Own
                 Name:  Authority to Execute This Lease....................................       39

         Section 19.17 - Time of Essence...................................................       39

         Section 19.18 - Landlord's Obligation to Act as a Cost-Conscious Businessperson...       39

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Lease") is made and entered into this _________ day of October, 2003 by and between the party named below in the Schedule of Lease Terms (the "Schedule") as the Landlord (the "Landlord") and the party named below in the Schedule as the Tenant ("Tenant").

         For and in consideration of the rents reserved and the covenants and agreements herein contained on the part of Tenant to be kept, performed and observed, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises defined in the Schedule as the Leased Premises for the Term specified in the Schedule and upon the terms and conditions hereinafter set forth.

                                    RECITALS

         1. Tenant currently occupies the Leased Premises pursuant to a Lease, as amended (the "Prior Lease"), which was assigned to Landlord in conjunction with Landlord's acquisition of the Project.

         2. Tenant and Landlord wish Tenant's use and occupancy of the Leased Premises to continue in accordance with the terms, provisions and conditions hereof.

         3. Tenant's business is operating in the Leased Premises, and Tenant has familiarity with the Leased Premises to which it wishes to make some modifications.

                                    ARTICLE I
                             SCHEDULE OF LEASE TERMS

Section 1.1 - Schedule

         The following Schedule of Lease Terms is an integral part of this Lease and is referred to throughout this Lease. Each reference in this Lease to the Schedule or any term therein shall be construed to incorporate all of the terms provided for under such provision of the Schedule.

LANDLORD:         Slough TPSP LLC, a Delaware limited liability company

TENANT:           Stratagene, a California corporation

LEASED PREMISES: That certain premises located in the commonly known as Suite 150 and Suite 200, 11011 North Torrey Pines Road and designated on attached Exhibit A (the "Base Premises") and the Storage Space.

BUILDING: 11011 North Torrey Pines Road, La Jolla, California, consisting of
85.630 square feet of Building Area.

TERM:

         (a)      Initial Term.

                  Commencement Date:  October 1, 2003.

                  Termination Date: On the last day of the last month of the 5th
                           Lease Year, subject to earlier termination as provided in this Lease or any Rider hereto.

         (b) Renewal Term. The period of time by which this Lease is extended, as provided in Rider 101 annexed hereto.

RENTABLE AREA: Approximately 46,789 rentable square feet (30,589 square feet of laboratory space and 16,200 square feet of office space), subject to modification as provided herein.

TENANT'S PROPORTIONATE SHARE:

         (a) TENANT'S PROPORTIONATE SHARE: A fraction, the numerator of which is the rentable area (46,789 square feet) and the denominator of which is the Total Rentable Area of the Project (currently 291,817 square feet).

         (b) TENANT'S SHARE OF TAXES: Tenant's Proportionate Share multiplied by Taxes (as defined in Section 7.1 hereof).

         (c) TENANT'S SHARE OF OPERATING COSTS: Tenant's Proportionate Share multiplied by Operating Costs (as defined in Section 7.2 hereof).

PERMITTED USE: Only for the uses permitted in accordance with the Scientific Research Zoning Ordinance of the City of San Diego, and for no other purpose without Landlord's written consent.

STORAGE SPACE: Approximately 2,000 square feet located on the parking level P2 which area will be fenced in by Tenant and is, generally, designated on the attached Exhibit A.

PROJECT: The approximately 17 acres along the south side of North Torrey Pines Road in La Jolla, California, improved with four buildings commonly known as 11011, 11025, 11077 and 11085 North Torrey Pines Road. The "Total Rentable Area" of the Project is approximately 291,817 square feet.

SECURITY DEPOSIT:  $77,201.85

BASE RENT:

                                                             MONTHLY BASE RENT(1,2)
                                                             BASED UPON 46,789
      PORTION OF TERM           MONTHLY BASE RENT PSF(1)     RENTABLE SQUARE FEET
-----------------------------------------------------------------------------------
From Commencement Date to
September 30, 2004, inclusive           $  1.65                   $  77,201.85
-----------------------------------------------------------------------------------
From October 1, 2004 to
September 30, 2005, inclusive           $  1.69                   $  79,131.90
-----------------------------------------------------------------------------------
From October 1, 2005 to
September 30, 2006, inclusive           $  1.73                   $  81,110.19
-----------------------------------------------------------------------------------
From October 1, 2006 to
September 30, 2007, inclusive           $  1.78                   $  83,137.95
-----------------------------------------------------------------------------------

From November 1, 2007 to
October 31, 2008, inclusive             $  1.82                   $  85,216.39

         (1)      Monthly Base Rent PSF (except for the Initial Monthly Base
                  Rent) is rounded and is for general illustrative purposes only. The actual Rent is calculated in the Monthly Base Rent column and is an increase of 2.5% over that for the previous year.

         (2) Monthly Base Rent does not include any Base Rent for the Storage Space and will be adjusted if Tenant's laboratory space is reduced.

GUARANTOR(S):  None

BROKER(S):  None

EXHIBITS:

         Exhibit A - Plan (with location of Leased Premises and Storage Area designated)

         Exhibit B - Work Letter Agreement

RIDERS:

         Rider 101 - Option to Renew

         Rider 102 - Storage Space

         Rider 103 - Termination Option

COMMON AREA:

         As used in this Lease, "Project Common Areas" shall mean all areas within the Project, not including Building Common Areas (as hereinafter defined), and "Building Common Areas" shall mean all the areas within the Building, which are available for the common use of tenants of the Project and/or the Building and which are not leased or held for the exclusive use of Tenant or other tenants of the Project and/or the Building, including, but not limited to, parking areas, driveways, sidewalks, loading areas, retaining walls, truck service ways, pedestrian malls, stairs, ramps, restrooms, access roads, corridors, landscaping and planted areas, and elevators. The Project Common Areas and the Building Common Areas may sometimes collectively be referred to as the "Common Area." Landlord may from time to time reasonably change the size, location, nature and use of the Common Area, including converting common areas into leasable areas, constructing additional parking facilities (including parking structures) in the common areas, and increasing or decreasing Common Area land and/or facilities. Tenant acknowledges that such activities may result in occasional inconvenience to Tenant from time to time. Such activities and changes shall be expressly permitted only if they do not materially affect Tenant's use of the Leased Premises, materially increase Tenant's Share of Taxes or Tenant's Share of Operating Costs, and/or significantly adversely affect Tenant's access and use of the common areas.

                                   ARTICLE II
                                    PREMISES

Section 2.1 - Leased Premises

         (a) Landlord is the owner of the real estate consisting of a building located in the development designated in the Schedule. That portion of the Building consisting of the Leased Premises set forth in the Schedule and containing the area designated therein is crosshatched on the plan attached hereto as Exhibit A.

         (b) With the consent of Landlord which shall not be unreasonably withheld, conditioned or delayed, Tenant may reduce the amount of its laboratory space (in Suite 150) by up to 5,000 square feet. Any such area to be removed from the Leased Premises (the "Relinquished Space") shall be of such shape, condition and location, and with ingress and egress from existing corridors so that it shall present no unique impediment to leasing by Landlord to a third party ("Space Conditions"). Such area being relinquished by Tenant shall be returned to Landlord in clean condition, with building standard demising walls between the Leased Premises and the Relinquished Space in place and with building systems servicing the Relinquished Space functioning. Upon such return of relinquished space to Landlord, the size of the Leased Premises shall be reduced by the size of the Relinquished Space (measured in accordance with the BOMA Standards, as that term is hereinafter defined) and appropriate adjustments shall be made in Base Rent, Tenant's Building Proportionate Share and Tenant's Project Proportionate Share, based on the reduction in the Rentable Square Feet of the Leased Premises and the Relinquished Space. It shall be unreasonable for Landlord to withhold its consent to Tenant's relinquishment of the Relinquished Space for any market reasons or other reasons related to Landlord's perceived inability to lease the Relinquished Space for a rental that is acceptable to Landlord, unless such inability results from Space Conditions or Tenant's failure to satisfy its obligations under this Lease.

Section 2.2 - Common Areas and Use Thereof

         Tenant and Tenant's officers, employees, agents, licensees and invitees shall have the non-exclusive right, in common with Landlord and all tenants and occupants of the Project or portions thereof and all others to whom Landlord has or may hereafter grant such right, to use the Common Areas as designated from time to time by Landlord subject to such reasonable regulations as Landlord may from time to time impose including the designation of specific times during which the Common Areas may be utilized and the designation of specific areas in which trucks, automobiles and/or other vehicles may be parked and in which materials, including trash and other debris, may be left or stored. Tenant hereby authorizes Landlord, upon prior reasonable notice to Tenant, to remove by whatever means Landlord deems expedient any truck, automobile or other vehicle parked and/or materials located on the Land outside the areas designated therefor. Tenant further agrees upon demand to reimburse Landlord for the cost to Landlord of each such removal attributable to Tenant and agrees to indemnify and hold Landlord harmless with respect thereto.

         Tenant agrees to abide by all reasonable regulations respecting the use of the Common Areas adopted from time to time by Landlord during the term of this Lease and agrees to cause Tenant's officers, employees, agents, licensees and invitees to conform thereto. Landlord, upon such advance notice, if any, as is reasonable under the circumstances, may at any time temporarily close the Common Areas or any portion or portions thereof to make repairs or changes therein, to prevent the acquisition of public rights therein, or to discourage use or parking not in conformity with Landlord's regulations and may do such other acts in and to the Common Areas as in Landlord's judgment may be desirable to improve the convenience thereof. Such repairs, changes and acts shall be performed in such reasonable manner as will, to the extent practical, minimize interference with the conduct of Tenant's operations. Tenant, upon request shall furnish to Landlord the license number and description of each automobile and other vehicle operated in and around the Project by Tenant and Tenant's officers and employees. Tenant shall not at any time interfere with the rights of Landlord, its beneficiaries and/or other tenants or occupants of the Project, its and their officers, employees, agents, licensees and invitees to use any part of the Common Areas.

Section 2.3 - Reservations

         Provided that Landlord shall use commercially reasonable efforts to minimize any disturbance to the Leased Premises, and shall promptly repair any resulting damage to the Leased Premises or Tenant's property at Landlord's sole cost and expense, Landlord, upon such advance notice, if any, as may be reasonable under the circumstances, reserves the right to construct, operate, maintain, test, enlarge, change, repair and replace within the Leased Premises and Project such sewers, pipes, drains, conduits, wires, cables, structural members and the like as may be deemed necessary by Landlord to provide service to Landlord, Tenant, other tenants or occupants of the Building or Project or to fulfill Landlord's duties under this Lease or under any other lease of a portion of the Building or Project. Landlord shall have access to the Leased Premises at all times in the case of an emergency and otherwise at such times as do not materially and adversely disturb the conduct of Tenant's operations for the exercise of the foregoing reserved rights and no such exercise shall operate as an eviction thereunder.

         Landlord reserves that right to perform any future development within the Project. Landlord shall have the right to make any reasonable and appropriate changes to the Common Areas and Tenant's Proportionate Share to accommodate any such future development. However, any such changes shall not materially, adversely affect the quality of, or amenities provided in, the Project, or Tenant's ability to conduct its business and shall not materially increase Tenant's share of Taxes or Tenant's Share of Operating Costs.

                                   ARTICLE III
                            RENT AND TENANT'S CHARGES

Section 3.1 - Definitions

         For the purposes of this Lease:

         (a) "Building Area" means the aggregate rentable square foot area of the Building within the outside face of exterior walls. At the commencement of the Term, the Building Area is the square footage set forth in the Schedule;

         (b) "Rentable Area" means the square foot area of the Leased Premises (excluding the Storage Space) as determined in accordance with the standards for measurement promulgated by the Building Office Management Association ("BOMA"), ANSI/BOMA Z65.1-1996 ("BOMA Standards"). At the commencement of the Term, the Rentable Area is the square footage set forth in the Schedule;

         (c) "Tenant's Building Proportionate Share" means the percentage equal to the fraction, the numerator of which is the number of square feet of Rentable Area and the denominator of which is the number of square feet of Building Area. At the commencement of the Term, Tenant's Building Proportionate Share is the percentage set forth in the Schedule;

         (d) "Tenant's Project Proportionate Share" means the percentage equal to the fraction, the numerator of which is the number of square feet of Rentable Area and the denominator of which is the number of square feet of Project Area. At the commencement of the Term, Tenant's Project Proportionate Share is the percentage set forth in the Schedule;

         (e) "Project Area" means the aggregate rentable square foot area of the Project. At the commencement of the Term, the Project Area is the square footage set forth in the Schedule; and

         (f) "Lease Year" means the 12-month period commencing on the Commencement Date set forth in the Schedule if the Commencement Date is the first day of a month or on the first day of the first full month after the Commencement Date if the Commencement Date does not occur on the first day of a month and each 12-month period thereafter during the Term commencing on the anniversary of the commencement of the first Lease Year.

         Notwithstanding anything to the contrary contained herein, Landlord shall not be entitled to remeasure the Leased Premises, the Building or the Project for purposes of recalculating the Rentable Area, the Building Area or the Project Area under this Lease unless such remeasurement is of each of the Leased Premises, the Building and the Project and all such remeasurement activities are conducted in accordance with the BOMA Standards consistently applied.

Section 3.2 - Base Rent

         (a) In General. Tenant agrees to pay to Landlord in advance, without demand or any deduction whatsoever, at the address of Landlord set forth in the Schedule or to such other person, or at such other place as Landlord may from time to time in writing direct, monthly installments of basic rent (the "Base Rent") as set forth in the Schedule on or before the first day of every calendar month of the Term and pro rata, in advance, for any partial month, without demand and without any set off or deduction whatsoever. The covenants to pay rent shall be independent of any other covenant. In the event that Tenant shall fail to pay Base Rent or Additional Rent due hereunder within five (5) days after the same becomes due, then in addition to all rights, powers and remedies provided herein, by law or otherwise in the case of nonpayment of rent, Landlord shall be entitled to recover from Tenant and Tenant agrees to pay to Landlord, on demand, a late payment charge for each such payment due equal to four percent (4%) of the amount due. Notwithstanding the foregoing, Tenant shall not be obligated to pay the late charge pursuant to this Section 3.2(a) for the first late payment in any Lease Year, provided such payment is not outstanding more than five (5) days after notice from Landlord.

         (b)      Abatement of Base Rent.

                  (i) Base Premises. Base Rent, but not Additional Rent or any other amounts due Landlord from Tenant, shall be abated for the months of November and December of 2003.

                  (ii) Storage Space. No rent shall be due for the Storage Space during the Initial Term of this Lease or any Renewal Term. It is acknowledged that the Table of Base Rent set forth in Article I includes only rent on the Base Premises and not on the Storage Space. Thus no reduction therefrom is due because of the absence of Base Rent on the Storage Space. It is further acknowledged that the Storage Space square footage shall not be included in calculating any of Tenant's proportionate shares.

Section 3.3 - Additional Rent

         All other rent, sums, liabilities, obligations and other amounts which Tenant is required to pay or discharge pursuant to this Lease and any Riders thereto, together with interest for late payment thereon, are sometimes collectively called "Additional Rent." Additional Rent shall include the following items:

         (a) Tenant's Share of Taxes (as defined in Section 7.1), payable at the times set forth in Section 7.3;

         (b) Tenant's Share of Operating Costs (as defined in Section 7.2), payable at the time set forth in Section 7.3;

         (c) Except to the extent reimbursed by insurance proceeds, the cost of any maintenance, repairs and replacements performed by Landlord at Tenant's cost pursuant to the provisions of Sections 6.2 or 9.2 within ten (10) days after receipt of Landlord's statement therefor;

         (d) Any rent escalations due pursuant to this Lease and any Rider hereto; and

         (e) Any other amounts due Landlord from Tenant pursuant to this Lease Agreement.

                                   ARTICLE IV
                                      TERM

Section 4.1 - Initial Term

         The Initial Term of this Lease shall commence and terminate as provided in the Schedule.

Section 4.2 - Renewal Term

         Tenant is hereby granted the option, pursuant to the terms and conditions set forth in Rider 1.01 attached hereto to renew this lease for a period of five (5) years. Notwithstanding any provision here and to the contrary such renewal option shall lapse and become null and void if Tenant does not deliver to Landlord written notice of such renewal before January 1, 2008.

Section 4.3 - Termination

         Tenant is hereby granted the option, pursuant to the terms and conditions set forth in Rider 1.03 attached hereto, to terminate this Lease.

                                    ARTICLE V
                         POSSESSION; TENANT IMPROVEMENTS

Section 5.1 - Possession

         Tenant is currently in possession of the Leased Premises pursuant to the Prior Lease. Tenant accepts the Leased Premises in their "as is" condition and acknowledges that no improvements, maintenance or repair is required, that the Leased Premises are complete and in good order and satisfactory condition.

Section 5.2 - Tenant Improvements

         Tenant may improve, recondition and reconfigure the Premises all in accordance with the Work Letter Agreement annexed hereto as Exhibit B. In conjunction therewith Landlord will provide an allowance of $10.00 per rentable square foot (the "Allowance") of the final configuration as specified in the Work Letter Agreement. To the extent that the Allowance is not fully utilized for approved improvement, reconditioning and reconfiguration of the Leased Premises immediately, then any unused portion shall be made available for additional approved improvements, reconditioning and reconfiguration for a period of three (3) years after the commencement of this Lease, subject to the terms of the Work Letter Agreement.

                                   ARTICLE VI
              USE AND CONDITION OF LEASED PREMISES; QUIET ENJOYMENT

Section 6.1 - Use

         Tenant shall use the Leased Premises solely for the uses permitted in accordance with the Scientific Research Zoning Ordinance of the City of San Diego, and for no other purpose without Landlord's written consent. Tenant may, subject to the terms and conditions of this Lease, use the Premises and all Common Areas 24 hours per day, 7 days per week, every day of the year.

         Tenant shall not injure, overload, deface or otherwise damage the Leased Premises or Common Areas, nor commit any nuisance, nor unreasonably annoy other tenants in the Building or in the Project or owners or occupants of neighboring property, nor install or use any sign or other advertising device on the exterior of the Leased Premises other than signs complying with the provisions of Section 6.4, nor use or permit the use of any portion of the Leased Premises as living quarters, sleeping apartments or lodging rooms.

Section 6.2 - Compliance With Law

         Tenant shall at its sole cost and expense comply or cause compliance with all present and future laws, ordinances and regulations of duly constituted public authorities now or hereafter in any manner affecting the Leased Premises, the Common Areas, the Project, the sidewalks adjacent thereto or any buildings thereon or the use thereof, whether or not any such laws, ordinances or regulations which may be hereafter enacted involve a change of policy on the part of the governmental authority enacting the same and Tenant shall promptly remove or cure at Tenant's sole cost and expense any violation of any of said laws, ordinances and regulations. Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to any law, ordinance or regulation.

Tenant shall be entitled to such opportunity as is reasonable under all circumstances to contest the validity of any such law, ordinance or regulation adversely affecting Tenant's use of the Leased Premises. Tenant, however, shall hold Landlord financially harmless and indemnify and defend Landlord from and against the consequences of any violation of any such law, ordinance or regulation, whether financial or otherwise. If any alterations, repairs or other work shall be required by Tenant to satisfy its obligations hereunder then same shall be in compliance with the Article IX of the Lease. If Tenant shall fail to satisfy its obligations under this Section 6.2, Landlord may take any steps or action and undertake and perform any work required of the Tenant under this
Section 6.2, but shall not be required to do so and the cost thereof shall be paid by Tenant as provided in Section 3.3(c). Notwithstanding the foregoing, if any alterations, repairs or other work (each, a "Modification") shall be required to cause the Leased Premises, the Common Areas, or any other portion of the Project to comply with any law, ordinance or regulation, and such Modifications is not required because of Tenant's specific use of the Leased Premises (in contrast to any modification that would generally be required by law without regard to Tenant's particular use of the Leased Premises), then Tenant shall not be required to perform such Modification; provided, however, that if Landlord performs any such Modification, the costs thereof may be included as an Operating Cost to the extent permitted by Section 7.21 hereof.

Section 6.3 - Condition of Leased Premises

         Tenant has examined and knows the condition of the Leased Premises (excepting any uncompleted work as Landlord may be obligated to construct hereunder) and acknowledges that no representation as to the condition and repair thereof has been made by or on behalf of Landlord prior to or at the execution of this Lease that is not herein expressed. Tenant agrees to take good care of the Leased Premises, the Common Areas and the Project and, subject to the provisions of this Lease, at the termination of this Lease, by lapse of time or otherwise, shall deliver the Leased Premises to Landlord in the same condition and repair as when delivered to Tenant at the commencement of the Term, loss by fire or other insured casualty and ordinary wear and tear excepted.

Section 6.4 - Signs: Exterior Windows

         Tenant shall not install, paint or place nor permit the installation, painting or placement of any signs or other advertising media, any window ventilation, any air conditioners, any awnings, any aerials or the like within the Leased Premises, the Building or the Project, and that will be visible from outside the Leased Premises, without the prior written consent of Landlord. Landlord reserves the right to designate the type, composition and color of all window coverings visible from the outside of the Building and the dimensions and other requirements of any sign which Landlord may authorize Tenant to install on the Leased Premises or the Property. The cost of Tenant's signs, the installation thereof and all governmental permits therefor, including renewals, shall be paid by Tenant. Landlord shall perform all maintenance of Tenant's signs during the Term and the entire cost thereof shall be paid by Tenant as Additional Rent. Notwithstanding the foregoing, Landlord shall provide and maintain at its expense sufficient directional signage so that visitors to the Project can find Tenant's building; and Tenant shall be allowed to keep existing signage without any charge or expense to Tenant.

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Section 6.5 - Quiet Enjoyment

         Provided that no uncured Default exists, Tenant shall have the peaceful and quiet enjoyment of the Leased Premises without hindrance on the part of Landlord and Landlord shall warrant and defend Tenant in such peaceful and quiet enjoyment of the Leased Premises against the lawful claims of all persons claiming by, through or under Landlord, but Landlord shall not be liable for any breach of the above covenants occurring subsequent to the transfer of title of the Project; however, the subsequent Landlord shall be responsible for such covenants accruing after the date of such transfer.

Section 6.6 - Encumbrances

         Tenant shall not do any act or suffer or permit any action to be taken which shall in any way encumber the Leased Premises, the Building or the Project, nor shall the interest or estate of Landlord in the Leased Premises, the Building or the Project be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Leased Premises, the Building or the Project arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises, the Building and the Project.

                                   ARTICLE VII
                            TAXES AND OPERATING COSTS

Section 7.1 - Taxes

         Section 7.1.1 - General Property Taxes

         (a) Definition. The term "Taxes" shall mean any taxes or fees levied, assessed or charged, directly or indirectly, upon the Project and all portions thereof (including, but not limited to Building), based upon the ownership, leasing, renting or operating of the Project. Taxes include, without limitation, real estate taxes, personal property taxes, sewer rents, water rents, assessments (special or otherwise), transit taxes, any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other service, any tax imposed upon this transaction, any tax or excise or rent or any other tax or fee (however described) on account of rental received for use and occupancy of any or all of the Project, whether any such taxes are imposed by the United States, the state, any local governmental municipality, county or authority or agency, or any other political subdivision of any thereof. Taxes shall also include all reasonable costs and expenses (including, without limitation, legal fees and court costs) charged for the protest or the reduction of any of the aforesaid taxes, whether such protest or reduction is ultimately successful or not. Upon the request of Landlord, Tenant will cooperate with Landlord and will execute any document which may be reasonably necessary and proper for any such protest or contest proceeding. Landlord shall have the right, but not the obligation, to withhold the payment of any Taxes, in connection with any such protest or contest.

                  If at any time during the Term, a tax or excise on rents or income or other tax however described (herein called "Rent Tax") is levied or assessed by the State of California, or any political subdivision thereof or other governmental authority, on account of the rents hereunder or the interest of Landlord (or of Landlord's beneficiaries) under this Lease, and if

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

such Rent Tax is in lieu of, in addition to or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such Rent Tax shall be included in Taxes.

         (b) Payment. Tenant's Share of Taxes during the Term hereof shall be paid in monthly installments on or before the first day of each calendar month during the Term, in advance, in an amount estimated in writing by Landlord from time to time. Upon receipt of all tax bills and assessment bills attributable to any calendar year during the Term, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's Share of Taxes for such year. If the total amount paid by Tenant under this Section for any calendar year during the Term of this Lease shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due; such deficiency to be paid within thirty (30) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against payments hereunder next due, or, if no payments are next due, refunded by Landlord. All amounts due hereunder shall be payable in the manner and at such place as the rent payments provided for herein. Landlord's and Tenant's obligations under this Article shall survive the expiration of the Term.

                  Taxes shall not include (a) any net income, capital, stock, succession, transfer, franchise, gift, estate, sales or inheritance taxes or (b) any fine, penalty or interest that results from Landlord's failure to pay any Tax in a timely fashion.

         Section 7.1.2 - Personal Property Taxes

                  (a) Tenant shall pay prior to delinquency, all taxes charged against trade fixtures, furnishings, equipment and all other personal property belonging to Tenant. Tenant shall attempt to have such personal property taxed separately from the Premises.

                  (b) If any such taxes on Tenant's personal property are levied against Landlord or the Project, or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, then Landlord after written notice to Tenant, shall have the right to pay the taxes based on such increased assessments, regardless of the validity thereof, but only under proper protest if requested by Tenant in writing. If Landlord shall do so, then Tenant shall, upon demand, repay to Landlord the taxes levied against Landlord, where the proportion of such taxes resulting from such increase in the assessment. In any such event, however, Tenant, at Tenant's sole cost and expense, shall have the right, in the name of Landlord and with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest; any amount so recovered shall belong to Tenant.

                  (c) If any of Tenant's personal property is taxed with the Project, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

                                       11

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Section 7.2 - Operating Costs

         Section 7.2.1 - Defined

                  As used in this Lease the term "Operating Costs" shall mean and refer to all reasonable costs and expenses paid or incurred by Landlord during the Term in operating, insuring, managing, equipping, policing, protecting, heating, cooling, lighting, repairing, replacing and maintaining the Leased Premises, the Building and the Project [including, but not limited to, periodic maintenance and repair of the exterior, roof, structural elements and mechanical systems of the Leased Premises, the Building and the Project, the cost of any maintenance contracts for HVAC units and for other mechanical systems, the replacement of HVAC units and components and of the mechanical systems thereof, the cost of insurance in such amounts and against such risks as Landlord shall require (including, without limitation, casualty, comprehensive, general liability, excess single limit liability and rent insurance); fees for management and supervision (not to exceed four percent (4%) of the annual rent for the Project), landscaping, accounting, lighting, refuse removal, maintenance of signs, and compliance with government laws, ordinance, rules, regulations and the like applicable to the Project, repair and maintenance of parking areas and Common Areas]; provided, however, that Operating Costs shall not include the following: (a) costs of alterations of any tenant's premises, except for repairs to the Project or capital improvements otherwise includable in Operating Costs;
(b) legal costs, advertising expenses, brokerage fees and other costs and expenses related to the leasing of any premises in the Project; (c) the cost of relocating any tenant; (d) Landlord's general corporate overhead not directly related to the Project; (e) the cost of any political or charitable contribution; (f) Taxes or any other taxes; (g) costs in connection with any sale or other disposition of the Project; (h) principal and interest payments on loans secured by mortgages or trust deeds encumbering the Project or the leasehold, ground lease rent, and any costs, fees or payments in connection therewith; (i) management fees not expressly permitted in this Section 7.2.1;
(j) costs of capital improvements, except that Operating Costs shall include the cost during the Term, as reasonably amortized according to GAAP with interest at then current rates for construction financing on the unamortized amount, of all capital improvements made during the Term (i) to comply with applicable laws that are enacted after the date hereof, or (ii) that are reasonably expected to result in a net reduction in Operating Costs; (k) costs for which Landlord receives direct reimbursement from tenants of the Project other than by reason of operating cost clauses; (l) brokerage and leasing commissions, advertising and marketing costs and other expenses incurred; (m) depreciation charges; (n) rental payments due under any ground lease; (o) wages and salaries of executive personnel above the level of "building manager"; (p) costs of financing or refinancing; (q) any sums paid to a person, corporation, partnership or other legal entity related to Landlord or its beneficiaries (including partners of such beneficiaries) which exceed normal and competitive rates otherwise available for the services or goods in question; (r) costs and expenses for which Landlord is solely responsible in Section 9.2; (s) reserves; (t) accounting, audits, or professional fees associated with the preparation and payment of net income, capital, stock, succession, transfer, franchise, gift, estate, sales, or inheritance taxes; or (u) legal fees and expenses, except to the extent specifically provided elsewhere in this Lease.

         Section 7.2.2 - Payment

                  (a) Tenant shall pay Tenant's Share of Operating Costs, in advance, in monthly installments on the first day of each month during the Term hereof (prorated for any fractional month), based upon Landlord's reasonable estimate of Operating Costs for the then current year. Landlord may reasonably adjust such estimates at any time and from time to time based on Landlord's experience and reasonable anticipation of such Operating Costs. Such adjustment shall be effective as of the first day of the month following the month during which

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

such modified estimate is provided to Tenant in writing; Tenant's monthly payment shall be adjusted so that the entirety of Landlord's revised estimate shall have been fully paid by the end of the then current calendar year.

                  (b) One Hundred Eighty (180) days following the end of each calendar year, Landlord shall notify Tenant in writing ("Landlord's Statement") of such Operating Costs for such calendar year. If the Tenant's Share of Operating Costs due for such calendar year exceeds the payments on account thereof made during such calendar year, then Tenant, within thirty (30) days after the date of Landlord's Statement, shall pay to the Landlord the amount by which Tenant's Share of Operating Costs exceeds the payments on account thereof made during such calendar year. If the payments on account of Tenant's Share of Operating Costs made during such calendar year exceed the amount thereof owed for such calendar year, then Landlord shall credit such excess to any rentals then due and owing from Tenant, until such excess has been exhausted. If this Lease shall expire prior to full application of such excess, or if there is any excess for the calendar year during which this Lease terminates, then Landlord shall pay to Tenant the balance thereof not previously applied against the rental and not reasonably required for payment of Additional Rent for the calendar year in which the Lease expires.

                  No interest or penalties shall accrue on any amounts which Landlord or Tenant is obligated to credit or pay to the other by reason of this
Section 7.3(b) if paid on time.

                  (c) With respect to any calendar year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such calendar year only a pro rata share of Additional Rent as hereinabove determined, based upon the number of days of the term of this Lease falling within the calendar year. Following expiration or termination of this Lease, Tenant shall pay any Additional Rent due to the Landlord within fifteen (15) days after the date of Tenant's receipt of Landlord's Statement. Without limitation on other obligations of Tenant or Landlord which shall survive the expiration of the term of this Lease, the obligations of Tenant or Landlord to pay or rebate Additional Rent provided for in this Section 7.2 shall survive the expiration or termination of this Lease.

Section 7.3 - Landlord's Statement: Inspection of Records

         Landlord shall cause to be kept books and records showing Operating Costs during each calendar year during the Term in accordance with an appropriate system of accounts and accounting practices consistently maintained from year to year. Landlord shall deliver the Landlord's Statement to Tenant as promptly as practical following the close of each calendar year. The Landlord's Statement shall certify the amount of Operating Costs for such calendar year and that the Landlord's Statement has been prepared in accordance with the applicable provisions of this Lease and in accordance with generally accepted property management accounting principles. Tenant shall have the right, on five
(5) days notice to Landlord, to examine the Landlord's books and records showing the Operating Costs at any time during normal business hours within one (1) year following the receipt of each Landlord's Statement. Unless Tenant shall notify Landlord of its exception to any items in such Landlord's Statement within such period, such Landlord's Statement shall be deemed accepted by Tenant. Tenant shall not be entitled to defer or withhold any payment of Rent or Additional Rent due pending the examination of Landlord's books and records or the resolution of any dispute with respect thereto.

Section 7.4 - Limitation on Tenant's Share of Taxes and Operating Costs

         During the Initial Term, the aggregate amount of Tenant's Share of Taxes and Tenant's Share of Operating Costs shall not exceed, and Tenant shall not be required to pay more than, the following: with respect to the first Lease Year, $0.70 per rentable square foot per month (being $8.40 per square foot per year); with respect to the second Lease Year, $0.721 per rentable square foot per month (being $8.652 per square foot per year); with respect to the third Lease Year, $0.74263 per rentable square foot per month (being $8.91156 per square foot per year); with respect to the fourth Lease Year, $0.765 per rentable square foot per month (being $9.18 per square foot per year); and with respect to the fifth Lease Year, $0.7879 per rentable square foot per month (being $9.4548 per square foot per year).

                                  ARTICLE VIII
                                    INSURANCE

Section 8.1 - Liability and Property Insurance.

                  (a) Landlord shall procure and maintain in full force and effect at all times during the Term of this Lease, at Landlord's cost and expense (but reimbursable as part of the Operating Costs under Section 7.2 hereof), with such deductibles as Landlord elects, commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with combined single limit of liability of not less than Ten Million Dollars ($10,000,000) per occurrence for bodily injury and property damage.

                  (b) Landlord shall procure and maintain in full force and effect at all times during the Term of this Lease, at Landlord's cost and expense (but reimbursable as part of the Operating Costs under Section 7.2 hereof), fire and extended coverage insurance for the Building and the Project on a full replacement cost basis or any other basis Landlord may elect. Landlord's insurance may include, earthquake, flood, environmental, excess umbrella liability, brush fire and land slide coverage to the extent Landlord in its discretion elects to carry such coverage, and shall have such deductibles and other terms as Landlord in its discretion determines to be appropriate. Except as expressly set forth in this paragraph (b), Landlord shall have no obligation to insure the Tenant Improvements and shall, in all events, have no obligation to insure any other alterations, additions or improvements installed by Tenant on or about the Property. In addition to the foregoing, and not by way of limitation, Landlord shall have the right in its sole discretion to procure and maintain any additional insurance coverage Landlord deems appropriate at any time during the Term of the Lease (including, but not limited to, rent loss, earthquake, flood, environmental, brush fire and landslide), at Landlord's cost and expense (but reimbursable as part of the Operating Costs under Section 7.2 hereof).

                  (c) Tenant, at Tenant's sole cost and expense, shall obtain and keep in force during the Term:

                           (i)      commercial general liability insurance,
including contractual liability and products/completed operations liability, covering the legal liability of Tenant against claims for bodily injury, death or property damage, occurring on, in or about the Property and the adjoining land, in the minimum combined single limit amount of $1,000,000 with respect to any one occurrence.

                           (ii)     worker's compensation insurance and
employer's liability insurance (with a minimum limit of $500,000) covering all liability imposed under the provisions

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

of any worker's compensation law, employer's liability act or similar laws of the State of California that may at any time or from time to time be enacted;

                           (iii)    insurance covering Tenant Improvements, all
contents, and Tenant's trade fixtures, machinery, equipment, furniture and furnishing in the Property for their full replacement cost under Special Form standard fire and extended coverage insurance, including, without limitation, vandalism and malicious mischief and sprinkler leakage endorsements, and shall provide for a deductible not to exceed $25,000.00;

                           (iv)     special form, business interruption or extra
expense insurance; and

                           (v)      umbrella liability insurance in the amount
of $10,000,000 with respect to the risks referred to in Section 8.1(c)(i).

                  Tenant's insurance shall name Landlord, its beneficiaries, agents and employees as additional insureds. Tenant's insurance shall be primary and shall be exhausted before Landlord's insurance is invoked. All proceeds from insurance claims shall name Landlord as Loss Payee.

                  (d) All policies of property insurance carried under paragraphs (b) and (c) of this Section 8.1 shall provide protection against "all perils of direct physical damage" (as defined by the Insurance Services Office) on all insured property. Tenant shall cause Landlord to be named as an additional insured on such policy. Replacement cost for purposes hereof shall be determined according to insurance industry standards. Such insurance policies:
(i) shall be written by companies rated A or better, with a financial rating of not less than Class VII, in Best's Insurance Guide, and authorized to do business in California; (ii) shall be written to apply to covered property damage and other covered loss occurring during the policy term, or the onset of which occurred or arose during such policy term; (iii) shall be endorsed, in the case of the insurance covering Tenant's Improvements, to name Landlord's lender ("Lender"), if any, holding the lien of a mortgage or deed of trust on the Building from time to time as a loss payee; and (iv) shall provide that the respective coverages shall be primary and not contributing with or in excess of any coverage that the other party may carry; (v) shall be endorsed to Landlord with not less than thirty (30) days' notice of cancellation (ten (10) days in the case of cancellation for nonpayment); and (vi) in the case of policies carried or required to be carried by Tenant, shall provide for a deductible of not to exceed $25,000 (except in the case of earthquake coverage). Each party shall deliver to the other party, on or before the Commencement Date, and thereafter at least ten (10) days before the expiration dates of expiring policies, certificates of insurance or other satisfactory evidence of the continuation of such property insurance coverage for the period indicated therein. If either party fails to procure property insurance or to deliver certificates or other evidence thereof as required hereunder, the other party may, at its option and in addition to the other party's other remedies in the event of a default hereunder, procure the same for the benefit of such party. If, pursuant to the foregoing sentence, Tenant secures such insurance on Landlord's behalf, Tenant shall be entitled to reimbursement of the cost thereof; if Landlord secures such insurance on Tenant's behalf, Tenant shall reimburse Landlord for the cost thereof within ten (10) business days after receipt of Landlord's invoice therefor.

Section 8.2 - Quality Of Policies; Certificates.

                  All policies of insurance required hereunder shall meet the requirements set forth in Section 8.1(d) above, and shall otherwise be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Each party shall deliver to the other party certificates of insurance showing that the insuring party's required policies are in effect. If either party fails to acquire, maintain or renew any insurance required to be maintained by it under this Section 8 or to pay the premium therefor, then the other party, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended to procure any such insurance on behalf of or in place of the other shall be repaid upon demand, with interest as provided in Section 19.5 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation.

Section 8.3 -Waiver Of Subrogation; Release.

                  Notwithstanding any provisions hereto to the contrary, to the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against, and release the other for (i) damage to property, (ii) damage to the Property or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under subparts (i)-(iii) hereof are covered, and only to the extent of such coverage, by insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any property insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant and Landlord shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

Section 8.4 - Increase In Premiums.

                  Tenant shall do all acts and pay all expenses necessary to insure that the Property is not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Property complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Property to be used in a manner which increases the existing rate of any insurance on the Property carried by Landlord, Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's costs of obtaining other replacement insurance policies, including any increase in premium, within ten
(10) days after demand therefor by Landlord.

Section 8.5 - Indemnification.

                  (a) Subject at all times to the waiver of subrogation provided in Section 8.3 hereof, Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord, its members, partners, shareholders, officers, directors, agents and employees (the "Landlord Group") harmless from and against any and all liability, loss, suits, penalties, fees, actions, injuries, claims, demands, costs (including, but not limited to, reasonable attorneys' fees), damages, expenses or the like of any and every kind, nature and description whatsoever, in any way involving, arising from, related to or in connection with any act or omission of, or the use, occupancy and enjoyment of the Property by, Tenant or any invitees, sublessees, officers, directors, shareholders, agents or employees of Tenant (when acting within the scope of their relationship with Tenant) or holding under Tenant from any cause whatsoever (including, but not limited to, bodily injury to, or death of, any person, or loss of or damage to the property of persons, any failure on the part of Tenant to perform or comply with any of the terms of this Lease, the condition of the Leased Premises, or the performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof), other than gross negligence or willful misconduct by Landlord, its agents or employees. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees, but subject at all times to the waiver of subrogation provided in Section 8.3 hereof, Landlord, its partners, shareholders, officers, directors, agents and employees shall not be liable for, and Tenant hereby waives all claims against such persons for damages to goods, wares and merchandise in or upon the Property, or for injuries to Tenant, its agents or third persons in or upon the Property, from any cause whatsoever; provided that Tenant agrees to insure against all such risks. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Property.

                  (b) Landlord shall indemnify, defend and hold Tenant, its shareholders, officers directors, agents and employees harmless from liability for bodily injury to or death of any person, or loss of or damage to the property of persons, and all actions, claims, demands, costs (including, but not limited to, reasonable attorneys' fees), damages or expenses arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise by reason of any gross negligence or willful misconduct or omission by Tenant, its agents or employees.

Section 8.6 - Blanket Policy.

         Any policy required to be maintained hereunder by Landlord or Tenant may be maintained under a so-called "blanket policy" insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.

                                   ARTICLE IX
               ALTERATIONS, MAINTENANCE, REPAIRS AND REPLACEMENTS

Section 9.1 - Alterations

         Tenant shall make no alteration in or addition to the Leased Premises in excess of $10,000 nor permit the making of any hole or in the walls, partitions, ceilings or floors thereof without on each occasion obtaining the prior written consent of Landlord (which approval shall not be unreasonably withheld, unless the same affects the structure or utility or other systems of the Building, in which event Landlord may withhold its approval in its sole and absolute discretion), except as allowed by the Work Letter. The construction and installation of any permitted alteration or addition shall be performed in a good and workmanlike manner and pursuant to plans and specifications and utilizing contractors approved by Landlord, which approval shall not be unreasonably withheld. Promptly after completion of any such alterations or additions, Tenant shall provide Landlord with such documents and/or "as built" working drawings as Landlord may reasonably request. Any alteration and/or addition made by Tenant in or to the Leased Premises, whether or not made with the consent of Landlord, shall remain on the Leased Premises and without compensation to Tenant shall become the property of Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however, that if Landlord so elects by written notice to Tenant delivered at least thirty (30) days prior to the end of the Term, Tenant shall remove all such alterations and/or additions and restore the Leased Premises to a condition comparable to that existing at the time such alterations and/or additions were made. Nothing herein contained shall prevent the installation of Tenant's trade fixtures in the Leased Premises, provided that such trade fixtures can be installed and removed upon termination of this Lease without structural damage to the Leased Premises and provided that Tenant shall remove all such trade fixtures and restore the Leased Premises to a condition comparable to that existing at the time such installation was made. Tenant shall make all alterations and additions to the Leased Premises as are required by governmental authority and which arise by reason of Tenant's specific use of the Leased Premises and all alterations and additions which are made necessary by the act or neglect of Tenant, its agents, employees and invitees.

Section 9.2- Maintenance, Repairs and Replacements of the Leased Premises

         Subject to the provisions of Section 10.1, and except as are obligations of Tenant, Landlord shall perform or cause to be performed all maintenance, repairs and replacements of the Common Areas and of the exterior, roof and structural elements of the Building and of the following ten (10) roof-mounted heating, air conditioning and ventilating systems therein keeping the same in good repair: two (2) 40-ton units; one (1) 20-ton unit; one (1) 15-ton unit; two (2) 10-ton units; and four (4) 4-ton units. Except as set forth below, the cost of all such maintenance, repairs and replacements (other than to the structural elements, exterior or roof of the Building) shall be a part of the Operating Costs to the extent otherwise permitted pursuant to Section 7.2.1 hereof; provided, however, that any maintenance, repairs or replacements (including maintenance, repairs and replacements to the exterior, roof, structural elements and mechanical systems of the Building), the need for which arises by reason of any act, negligence or omission of Tenant or any officer, employee, agent, licensee, or invitee of Tenant, shall be performed by Landlord, but the entire cost thereof (as reduced by any applicable insurance proceeds) shall be paid by Tenant as Additional Rent. Landlord shall maintain all Common Areas in an attractive and first class manner.

         Tenant shall be responsible for, and shall perform or cause to be performed at Tenant's sole cost and expense in a first class manner and to the reasonable satisfaction of Landlord, all repairs and maintenance of the Leased Premises, including plumbing fixtures, the seven (7) 5-ton and three (3) split unit HVAC units serving the Leased Premises, electrical fixtures, bulbs and tubes, interior windows, all cranes, truck doors, "man doors", utility doors, elevators and hydraulic lifts located within the Leased Premises or exclusively serving the Leased Premises and all other fixtures and equipment of Landlord located therein or exclusively serving the Leased Premises, keeping the same in good order, condition and repair and in a clean and tenantable condition and in compliance with all laws, ordinances and regulations applicable to the repair and maintenance thereof. If Tenant shall fail so to maintain and repair the Leased Premises, Landlord may perform such maintenance, but shall not be required to do so, and the cost thereof shall be paid by Tenant as provided in
Section 3.3(c).

Section 9.3 - Mechanics' Liens

         Within ten (10) days after Tenant receives notice thereof, Tenant shall cause to be discharged any mechanic's, laborer's, materialman's or other lien to stand against the Leased Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on or about the Leased Premises by or at the direction or sufferance of Tenant, whether or not such work was performed or materials furnished with the consent of Landlord. Tenant, however, may contest the validity of any such lien or claim provided that Tenant shall deposit with

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

Landlord a cash deposit of at least 150% of such lien or claim (or such other security as Landlord shall reasonably require) and shall take all steps which may be reasonably required to prevent any sale, foreclosure or forfeiture of the Leased Premises, the Building or the Project by reason of nonpayment, and shall diligently prosecute the defense thereof. Upon a final determination of the validity of any such lien or claim, Tenant shall immediately pay any judgment or decree rendered, with all proper costs and charges, and shall cause any such lien to be released of record without cost to Landlord. If Tenant, in Landlord's opinion, shall fail or cease to diligently prosecute such action or if Tenant shall fail to pay any judgment or decree rendered (including all interest, penalties, costs, charges and Landlord's expenses, including court costs and attorneys' fees), and Tenant shall fail to cure such failure within ten (10) days after written notice from Landlord, Landlord may pay the entire amount of such claim or lien, or such judgment or decree rendered and other amounts set forth above, out of such deposit and shall return the remainder of such amount, if any, to Tenant.

Section 9.4 - Roof: Other Systems

         Tenant shall not permit, nor take any action which will cause, the termination or reduction in scope of any guaranty or warranty of any portion of the Project (including, but not limited to the Leased Premises, the Building, the roof of the Building or any system). In this regard, but without limitation, Tenant shall perform no acts on, place any equipment on nor cause any penetrations of the roof of the Building; nor shall Tenant place any excessive use on any Building System.

                                    ARTICLE X
                     DAMAGE, DESTRUCTION AND EMINENT DOMAIN

Section 10.1 - Fire, Explosion or Other Casualty

         In the event the Leased Premises are damaged by fire, explosion or any other casualty and this Lease is not terminated as hereafter provided, then, subject to the other provisions of this Lease, the damage shall be diligently repaired by Landlord; provided, however, that in no event shall Landlord be required to repair or replace Tenant's stock, fixtures, furniture, furnishings, floor coverings, equipment or the like, or alterations or additions to the Leased Premises made by Tenant. In the event of any such damage and (a) if the Leased Premises shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement, or (b) if the Building is damaged to the extent of twenty-five percent (25%) or more of the cost of replacement, then Landlord may terminate this Lease by written notice to Tenant. The cost of replacement for purposes hereof shall be determined by a licensed architect selected by Landlord and reasonably acceptable to Tenant. In the event of any damage to the Leased Premises by fire, explosion or any other casualty, Landlord shall deliver its reasonable estimate of the time required to restore the Leased Premises to a tenantable condition (i.e., such that Tenant can reasonably carry on its normal business operations in the Leased Premises) within sixty (60) days after the occurrence thereof. If such estimate exceeds one hundred twenty (120) days, either party may terminate this Lease by written notice to the other given if at all within ten (10) days after Tenant's receipt of Landlord's estimate. Notwithstanding anything to the contrary contained herein, if the repair of the Leased Premises is not substantially completed within a period of one hundred twenty (120) days after the date of the occurrence of such damage, then Tenant may terminate this Lease by written notice to the other party given within five
(5) days after the expiration of such one hundred twenty (120) day period. In the event of any termination pursuant to this Section 10.1, all obligations of the parties accruing after such termination, including the obligation to pay rent and other charges, shall cease upon delivery of such notice.

         If such casualty shall render the Leased Premises or any portion thereof unsuitable for Tenant's use there as conducted immediately prior to such casualty, then the Base Rent and Additional Rent shall be abated as hereinafter set forth. Any abatement or rent hereunder shall be on a per diem basis in an amount bearing the same ratio to such rent for the period of unsuitability as the unsuitable portion of the Leased Premises bears to the entire Leased Premises.

Section 10.2 - Eminent Domain

         If the whole of the Leased Premises shall be taken by any public authority under the power of eminent domain, this Lease shall cease as of the day possession shall be taken by such public authority and Tenant shall pay rent up to that date with an appropriate refund by Landlord of any rent which has been paid in advance for a period of subsequent to the date possession is so taken. If ten percent (10%) or less of the area of the Leased Premises shall be so taken and if the remainder thereof and of the Common Areas is safely and quietly tenantable by Tenant without unreasonable noise, odors, or distractions for the purposes for which the Leased Premises were used immediately prior thereto, then this Lease shall cease only as to the parts so taken as of the day possession shall be so taken by such public authority and Tenant shall pay rent for such parts up to that day with an appropriate refund by Landlord of any rent which has been paid in advance for a period subsequent to the date possession is so taken, and thereafter the Base Rent and Additional Rent shall be equitably adjusted. Landlord, at Landlord's expense, shall make all necessary repairs or alterations to the Leased Premises and Common Areas so as to constitute the remaining premises a complete architectural unit; provided, that if the reasonable cost of such repairs or alterations (as determined by a licensed architect selected by Landlord) will exceed the amount of the award or if such repairs or alterations cannot in Landlord's reasonable judgment be completed within sixty (60) days, then Landlord may terminate this Lease as of the day of possession by written notice to Tenant and Tenant shall pay rent and other charges to such termination. If more than ten percent (10%) of the area of the Leased Premises shall be so taken or if such portion of the Common Areas is so taken that the remainder is not reasonably suitable for the purposes for which the Leased Premises were used immediately prior to such taking, then either party shall have the right to terminate this Lease upon notice in writing to the other delivered on or before the day of surrendering possession to the public authority. If neither party so terminates, all of the provisions of this Lease shall continue to effect, except that the rent and other charges payable by Tenant shall be equitably adjusted, and Landlord shall make all necessary repairs or alterations to the Leased Premises and Common Areas so as to constitute the remaining premises a complete architectural unit. If more than ten percent (10%) of the aggregate floor area of the Building or more than ten percent (10%) of the area of the Land shall be taken under the power of eminent domain then Landlord, by notice in writing to Tenant delivered on or before the day of surrendering possession to public authority, may terminate this Lease and rent shall be paid or refunded as of the date of possession. All compensation awarded for any taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, the Building or any part of the Project shall be the property of Landlord, whether awarded as compensation for diminution in the value of the leasehold or to the fee of the Leased Premises or otherwise, and Tenant hereby assigns to Landlord all of the Tenant's right, title and interest in and to any and all such compensation; provided, however, that Landlord shall not be entitled to any award made expressly to Tenant for the taking of Tenant's trade fixtures or furniture or for Tenant's moving costs.

                                   ARTICLE XI
                       LIMITATION OF LANDLORD'S LIABILITY

Section 11.1 - Limitation of Landlord's Liability

         Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, to the extent permitted by law, hereby waives all claims caused by or resulting in any way, directly or indirectly, from any action or failure to act (excluding those which may be willful misconduct or grossly negligent) of Landlord, its agents, servants or employees, which Tenant or Tenant's successor or assigns may have against Landlord, its agents, servants and employees, for loss, theft or damage to property and for injuries to persons in, upon or about the Leased Premises, the Building or the Project from any cause whatsoever. Tenant will hold Landlord, its agents, servants and employees harmless from and on account of any damage or injury to any person, or to the goods, wares and merchandise of any person, arising from the use of the Leased Premises by Tenant, or arising from the failure of Tenant to keep the Leased Premises in good condition as herein provided. Neither Landlord nor its agents, servants or employees shall be liable to Tenant for any damage by or from any act or failure to act of any tenant or other occupant of the Project or the Building, or by any owner or occupant of adjoining or contiguous property. Tenant agrees to pay for all damage to the Project, the Building and the Leased Premises, as well as all damage to tenants or occupants thereof caused by Tenant (including, but not limited to, Tenant's misuse or neglect of the Leased Premises, its apparatus or appurtenances), or caused by any licensee, contractor, agent or employee of Tenant.

         Particularly, but not in limitation of the foregoing paragraph, all property belonging to Tenant or any occupant of the Leased Premises that is on the Project, in the Building or the Leased Premises shall be there at the risk of Tenant or such other person only, and Landlord and its agents or employees shall not be liable, unless the same results from the gross negligence or willful misconduct of Landlord, its agents, servants or employees, for any damage to or theft of or misappropriation of such property; nor for any damage to property entrusted to Landlord, its agents or employees, if any; nor for the loss of or damage to any property by theft or otherwise, by any means whatsoever; nor for any injury or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, snow, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or from any other cause whatsoever; nor for interference with light or any other incorporeal hereditaments, nor for any latent defect in the Leased Premises or in the Building or the Land. It is intended, and is a requirement of this Lease, that Tenant insure all of such items and against all of such risks. Tenant shall give prompt notice to Landlord in case of fire, casualty or accidents in the Leased Premises or in the Building or in case of defects therein or in the fixtures or equipment therein.

                                   ARTICLE XII
                            ASSIGNMENT AND SUBLETTING

Section 12.1 - By Tenant

         Tenant shall not assign this Lease or any interest herein and shall not sublet the Leased Premises or any part thereof or any right or privilege appurtenant thereto, or suffer any other person to occupy or use the Leased Premises or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld except as hereinafter expressly otherwise provided. Landlord agrees not to withhold consent to any such assignment of this Lease or subletting of the entire Leased Premises provided that Tenant requests the same in writing and provided that (i) at the time thereof, Tenant is not in Default under this Lease, (ii) Landlord, in its sole discretion reasonably exercised, determines that the reputation, business, proposed use of the Leased Premises and financial responsibility of the proposed assignee or sublessee, are satisfactory to Landlord, (iii) any assignee or sublessee shall expressly assume all the obligations of this Lease on Tenant's part to be performed, or in the case of a sublease of less than all of the Leased Premises, assume such obligations with respect to the relevant portion of the Leased Premises, (iv) such consent, if given, shall not release Tenant or any guarantor of Tenant's obligation hereunder of any of its obligations under this Lease, including without limitation, its obligation to pay rent, (v) Tenant agrees specifically to pay over to Landlord, as Additional Rent, one-half (1/2) of all sums provided to be paid under the terms and conditions of such assignment or sublease which are in excess of the sum of the amounts otherwise required to be paid pursuant to this Lease and any leasing commission and tenant improvement costs reasonably paid by Tenant in connection with the sublease or assignment, (vi) a consent to one assignment or subletting shall not be deemed to be a consent to any subsequent assignment or subletting, (vii) Tenant shall indemnify and hold Landlord harmless from any brokerage commissions due in connection with such assignment or subletting, (viii) Tenant shall remain responsible for the performance of all covenants and provisions of this Lease, and (ix) Tenant reimburses Landlord for all of Landlord's actual out-of-pocket expenses incurred in connection with such assignment or subletting which shall be no more than $5,000.00. Whether or not such conditions to assignment or subletting are met, Landlord, at its sole option, may elect to (x) terminate this Lease in the case of an assignment, or, (y) in the event of a sublease, the term of which ends during the last year of the Term, terminate this Lease with respect to the portion of the Leased Premises subject to the proposed sublease, on the first day of the second calendar month next succeeding receipt of Tenant's written request for consent to assignment or subletting, to be effective unless Tenant elects to withdraw its request to sublease or assign, which election, if exercised by Landlord, shall be by written notice to Tenant given within twenty
(20) days of receipt by Landlord of Tenant's request for such consent to assign or sublet. If Landlord elects to terminate this Lease in accordance with the foregoing sentence, then Landlord may lease the relevant portion of the Leased Premises to the sublessee or assignee proposed by Tenant or any other person or entity. Any assignment or subletting or occupancy without Landlord's prior written consent shall be void and, at the option of Landlord, shall constitute a Default under this Lease. Neither this Lease nor any interest herein shall be assignable as to the interest of Tenant by operation of law without consent of Landlord, which consent shall be subject to each of the standards set forth in this Section 12.1.

         Tenant agrees that in the event Landlord withholds its consent to any assignment, subletting or occupancy contrary to the provisions of this Section 12.1, then Tenant's sole remedy shall be to seek an injunction in equity to compel Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent.

         If Tenant is a corporation, limited liability company or partnership and if the ownership or control thereof shall materially change at any time or from time to time from the present composition of same as it may exist at any time, or if a substantial portion of the assets of Tenant shall be sold, assigned or transferred with or without a specific assignment of this Lease, or, if

Tenant shall merge or consolidate with any firm or corporation, Landlord at its option may, if the same results in a material adverse affect on the net worth of Tenant, by giving sixty (60) days' prior written notice to Tenant, declare such change a breach of this Lease subject to the remedies provided for breach in
Article XIII hereof. Tenant shall immediately give written notice to Landlord of any change in ownership contemplated by this Section 12.1.

         Notwithstanding the foregoing, Tenant may, without Landlord's consent, sublet all or any portion of the Leased Premises or assign the Lease to: (a) a parent, subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (b) a successor corporation related to Tenant by merger (including without limitation the proposed merger of Tenant with Hycor Biomedical, Inc), consolidation, reorganization or governmental action; or (c) a purchaser of Tenant's leasehold interest in the Leased Premises; provided that (i) the transferee or assignee or transferor, shall remain liable for performance of all obligations under this Lease, (ii) Tenant, as assignor or transferor, shall remain liable for performance of all obligations under the Lease, (iii) as of the date of such transfer, the purchaser, assignee, sublessee or transferee shall have the financial ability to perform (in Landlord's reasonable business judgment) its obligations with respect to this Lease and/or Leased Premises and (iv) at the time of the transfer, sublease or assignment, Tenant shall not be in default of any of its obligations under the Lease (each of the foregoing is a "Permitted Transfer"). For the purpose of this Lease, any (w) sale or transfer of Tenant's capital stock through any nationally recognized public exchange, (x) redemption or issuance of additional stock of any class, (y) transaction which causes Tenant, or its successor in interest, to be traded on a nationally recognized public exchange, or (z) transaction that occurs when Tenant, or its successor in interest, is traded on a nationally recognized public exchange, shall not be deemed an assignment, subletting or any other transfer of the Lease of the Leased Premises.

         If the original Tenant under this Lease assigns this Lease in accordance with the terms of this Lease, then Landlord shall provide written notice to the original Tenant whenever Landlord is required to provide, or does provide, notice to any successor Tenant under this Lease, and the original Tenant shall have the right to cure any default by the successor Tenant, and Landlord shall accept such cure, during the period provided for such cure pursuant to this Lease.

Section 12.2 - By Landlord

         In the event of sale or conveyance or transfer by Landlord of its interest in the Building, in the Project or in this Lease, the same shall operate to release Landlord from any future liability under all of the covenants and conditions, express or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, conveyance or transfer.

                                  ARTICLE XIII
                         DEFAULT AND LANDLORD'S REMEDIES

Section 13.1 - Defaults

         The occurrence of any of the following shall constitute a default ("Default") hereunder:

         (a) if Tenant defaults in the payment of rent (whether Base Rent or Additional Rent) or any other sum required to be paid pursuant to this Lease and if the default is not remedied within five (5) days after written notice thereof by Landlord to Tenant which notice shall satisfy, and not be in addition to, the notice requirement in
Section 791 of the California Civil Code; or

         (b) if Tenant defaults in the prompt and full performance of any term, covenant or provisions of this Lease (except the other subparagraphs of this Section 13.1) and if such default is not remedied within twenty (20) days after notice thereof by the Landlord; provided, however, that if such default is susceptible of being cured but cannot by its nature be cured within twenty (20) days, then Tenant shall have such longer period as is reasonably necessary to cure such default provided Tenant has promptly commenced and is diligently pursuing such cure; or

         (c) if the leasehold interest of Tenant is levied upon under execution or is attached under process of law, which levy or attachment continues for a period of thirty (30) days; or

         (d) if Tenant shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or

         (e) if Tenant shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Tenant or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of its property; or

         (f) if any case, proceeding or other action against Tenant shall be commenced seeking to have an order for relief entered against Tenant as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Tenant or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against Tenant which is not fully stayed within seven (7) days after the entry thereof or (ii) remains undismissed for a period of sixty (60) days; or

         (g) Tenant fails to comply with the provisions of Section 9.3 of this Lease.

Section 13.2 - Landlord's Remedies

         (a) Upon the occurrence of any one or more Defaults by Tenant, Landlord may elect to terminate this Lease and Tenant's right to possession of the Leased Premises or, without terminating this Lease, may forthwith terminate Tenant's right to possession of the Leased Premises. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Leased Premises and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Leased Premises with or without process of law in the event of any such termination of this Lease or right to possession, and to repossess Landlord of the Leased Premises and of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Leased Premises and to remove any and all property therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's rights to rent or any other right given to Landlord hereunder or by operation of law.

         (b) If Landlord elects to terminate Tenant's right to possession only without terminating this Lease, then Landlord may at Landlord's option enter into the Leased Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in Section 13.2(a), without such entry or possession terminating this Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the rent hereunder for the full Term. Upon and after entry into possession without termination of this Lease, subject to Landlord's right to first rent other vacant areas in the Building, Landlord may relet the Leased Premises or any part thereof to any person, firm, or corporation other than Tenant for such rent, for such time and upon such terms as Landlord in Landlord's sole discretion shall determine. Any proceeds from the reletting of the Leased Premises by Landlord shall first be applied against the cost and expenses of reletting the Leased Premises including, but not limited to, all reasonable brokerage, advertising, legal, alteration and other reasonably necessary expenses incurred to secure a new tenant for the Leased Premises. If the consideration collected by Landlord upon any such reletting after payment of the expenses of reletting the Leased Premises is not sufficient to pay monthly the full amount of the rent reserved in this Lease, then Tenant shall pay to Landlord upon demand the amount of each monthly deficiency as it becomes due. If the consideration collected by Landlord upon any such reletting after payment of the expense of reletting the Leased Premises is greater than the amount necessary to pay the full amount of the rent reserved in this Lease, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

         (c) If Landlord shall decide to terminate this Lease, Landlord, at its option, shall be entitled to recover from Tenant, in lieu of any amounts due under Section 13.2(b), and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the present value of the aggregate amount of Base Rent, Additional Rent and the unamortized allowances and improvements for the period from the date of such termination through the stated termination of the Term, less the present value of the amount of rental loss Tenant proves could have been reasonably avoided, using a discount rate of five percent (5%) per annum.

         (d) Landlord may, but shall not be obligated to, cure, at any time and without notice, any Default by Tenant under this Lease, and the cost and amount thereof shall be Rent and shall be immediately due and payable.

         (e) With respect to enforcement of any provision of this Lease, Landlord or Tenant may collect from the other, provided it has been ordered by a court of law, all costs and expenses thereby incurred including, without limitation, court costs and reasonable attorneys' fees, together with interest thereon from the date incurred to the date paid at the rate set forth in Section
19.5 shall be paid on demand.

         (f) Notwithstanding anything in this Lease to the contrary, any and all remedies set forth in this Lease (i) shall be in addition to any and all other remedies Landlord or Tenant may have at law or in equity, (ii) shall be cumulative and (iii) may be pursued successively or concurrently as the Landlord or Tenant may elect. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same, or any other term, covenant or condition herein contained. The acceptance of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease.

         (g) Notwithstanding any provision in this Lease permitting Tenant to cure any default within a specified period of time, if Tenant shall default
(i) in the timely payment of rent

(whether any or all of Base Rent or Additional Rent) three (3) or more times in any period of twelve (12) consecutive months, or (ii) in the performance of any particular term, condition or covenant of this Lease three (3) or more times in any period of six (6) consecutive months, then, notwithstanding that such defaults shall have each been cured within any applicable cure period after notice, as provided in this Lease, any further similar default (including, without limitation, with respect to non-payment of rent, the further non-payment of any kind of rent payable under this Lease) shall not be curable by Tenant and Landlord shall have all of the remedies provided in this Lease (including, without limitation, any and all remedies at law and in equity) for a Default hereunder.

Section 13.3 - Holdover by Tenant

         If the Tenant retains possession of the Leased Premises or any part thereof after the termination of the Term or any extension thereof, by lapse of time or otherwise, Tenant shall become a tenant from month-to-month only upon all of the terms and conditions herein provided as may be applicable to a month-to-month tenancy and any such holdover shall not constitute an extension of this Lease; provided, however that during such holding over Tenant shall pay the Base Rent and any Additional Rent, at 125% of the rate payable for the month immediately preceding said holding over (including increases for Operating Costs and Taxes which Landlord may reasonably estimate), computed on a per-month basis for each month or part thereof (without reduction for any partial month) that the Tenant thus remains in possession, and in addition thereto, Tenant shall pay to Landlord all damages, consequential as well as direct, sustained by reason of the Tenant's retention of possession. Notwithstanding the foregoing, Landlord shall not be entitled to be compensated for any damages incurred by Landlord due to any loss of a prospective third-party tenant or delay in delivering the Leased Premises or any portion thereof to a prospective third-party tenant where Tenant's holdover does not last in excess of thirty (30) days.

Section 13.4 - Storage of Tenant's Property

         If, upon termination of this Lease by lapse of time or otherwise or up on abandonment of the Leased Premises, Tenant shall fail to remove any of Tenant's property from the Leased Premises, Tenant hereby authorizes Landlord, at Landlord's option, to cause such property to be removed and placed in storage for the account of and at the expense of Tenant, or on such termination, to sell such property at public or private sale, with ten (10) days' prior notice to Tenant, and to apply the proceeds thereof, after payment of all expenses of removal, storage and sale, to the satisfaction of any obligation of Tenant to Landlord, the excess, if any, to be paid to Tenant upon demand.

                                   ARTICLE XIV
                              HAZARDOUS SUBSTANCES

Section 14.1 - Hazardous Substance

         (a) For purposes of this Section, "hazardous substance" shall mean the substances included within the definitions of the term "hazardous substance" under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Sections 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous

Materials Release Response Plans and Inventory Act, California Heath & Safety Code Sections 25500 et seq., and regulations promulgated thereunder, as amended, and (iv) petroleum; "hazardous waste" shall mean (i) any waste listed as or meeting the identified characteristics of a "hazardous waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., and regulations promulgated pursuant thereto, as amended (collectively, "RCRA"),
(ii) any waste meeting the identified characteristics of "hazardous waste;" "extremely hazardous waste" or "restricted hazardous waste" under the California Hazardous Waste Control Law, California Health & Safety Code Sections 25100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the "CHWCL"), and/or (iii) any waste meeting the identified characteristics of "medical waste" under California Health & Safety Code Sections 25015-25027.8, and regulations promulgated thereunder, as amended; and "hazardous waste facility" shall mean a hazardous waste facility as defined under the CHWCL.

         (b) Without limiting the generality of the obligations set forth in Section 14.4 of this Lease:

                           (i)      Tenant covenants not to cause or permit any
hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except that Tenant, in connection with its permitted use of the Property as provided in Section 14.1, may keep, store and use materials that constitute hazardous substances which are customary for such permitted use; provided, however, that such hazardous substances must be kept, stored and used in quantities which are customary for such permitted use, must be kept, stored and used in full compliance with clauses (ii) and (iii) immediately below, and a list of such substances along with a statement of the maximum amount which may be on the Property at any time must be delivered to Landlord.

                           (ii)     Tenant covenants that it will comply with
all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Property from time to time.

                           (iii)    Tenant agrees that it shall not (A) operate
on or about the Property any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor
(B) store any hazardous wastes on or about the Property, nor (C) conduct any other activities on or about the Property that could result in the Property being deemed to be a "hazardous waste facility" (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result).

                           (iv)     Tenant agrees to comply with all applicable
laws, rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code Section 25281(x), including, without limitation, complying with California Health & Safety Code Sections 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks.

                           (v)      Tenant shall provide Landlord in writing the
following information and/or documentation at the commencement of this Lease and within sixty (60) days of any change in or addition to the required information and/or documentation:

                                    (A)      A list of all hazardous substances
and/or wastes that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations on the Property.

                                    (B)      All MSDS's, if any, required to be
completed with respect to operations of Tenant at the Property from time to time in accordance with Title 26, California Code of Regulations Section 8-5194 or 42 U.S.C. Section 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDS's.

                                    (C)      All hazardous waste manifests (as
defined in Title 26, California Code of Regulations Section 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Property.

                                    (D)      A copy of any Hazardous Materials
Management Plan required from time to time with respect to Tenant's operations at the Property, pursuant to California Health & Safety Code Sections 25500 et seq., and any regulations promulgated thereunder, as amended.

                                    (E)      Copies of any Contingency Plans and
Emergency Procedures required of Tenant from time to time due to its operations in accordance with Title 26, California Code of Regulations Sections 22-67140 et seq., and any amendments thereto, and copies of any Training Programs and Records required under Title 26, California Code of Regulations, Section 22-67105, and any amendments thereto.

                                    (F)      Copies of any biennial reports
required to be furnished to the California Department of Health Services from time to time relating to hazardous substances or wastes, pursuant to Title 26, California Code of Regulations, Section 22-66493, and any amendments thereto.

                                    (G)      Copies of all industrial wastewater
discharge permits issued to or held by Tenant from time to time in connection with its operations on the Property.

                                    (H)      Copies of any other lists or
inventories of hazardous substances and/or wastes on or about the Property that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.

                           (vi)     Tenant, in connection with any receipt,
storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

                                    (A)      Comply with all federal, state and
local laws, rules, regulations, orders, licenses and permits;

                                    (B)      Maintain, to such extent and for
such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of from time to time; and

                                    (C)      Maintain, to such extent and for
such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation from time to time.

                           (vii)    Tenant agrees to comply with any and all
applicable laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials by Tenant or its agents or employees. Tenant agrees to give Landlord immediate verbal notice of any unauthorized release of any such hazardous wastes or substances or radiation or radioactive materials into the environment, and to follow such verbal notice with written notice to Landlord of such release within twenty-four (24) hours of the time at which Tenant became aware of such release.

                           (viii)   Tenant shall indemnify, defend and hold
Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income and loss due to business interruption), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of
Section 14.6 of this Lease, or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance or waste or any radioactive material or radiation on or about the Property in connection with Tenant's use or occupancy of the Property or as a result of any acts or omissions of Tenant or of any agent or employee of Tenant whether discovered prior to or after the expiration or earlier termination of this Lease.

                           (ix)     Tenant agrees to cooperate with Landlord in
furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances or wastes or radiation or radioactive materials. Upon request, Tenant agrees to grant Landlord reasonable access at reasonable times to the Property to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials, without being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner.

                           (x)      Notwithstanding Landlord's rights of
inspection and review under this paragraph (b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph (b).

                           (xi)     Within thirty (30) days after termination or
expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, of the scope and performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials on and about the Property. Such study shall be based on a reasonable and prudent level of tests and investigations of the Property which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be immediately effected by Tenant. In addition to the foregoing, Tenant shall obtain all certificates, clearances and approvals, if any, required by any governmental agency verifying compliance by Tenant with any laws, rules or regulations governing Tenant's use and vacancy of the Property.

         (c) In the event of any third-party claims, losses, damages, liabilities, costs, legal fees and expenses of any sort (including, but not limited to, costs incurred with respect to any government-mandated remediation), against either Landlord or Tenant or both, arising out of or relating to (i) the presence on the Property of any hazardous substances or wastes or radiation or radioactive materials not present on the Property as of the Commencement Date (except to the extent the presence thereof is already covered by an express indemnification obligation under Section 14.6(b)(viii)), and/or (ii) any unauthorized release into the environment by Tenant, its agents, contractors or employees (including, but not limited to, the Site) of any hazardous substances or wastes or radiation or radioactive materials (except to the extent such release is already covered by an express indemnification obligation under
Section 14.6(b)(viii)), then (x) Landlord and Tenant shall cooperate reasonably and in good faith in the defense of such third-party claims, liabilities and related matters and, subject to Landlord's reasonable approval, shall use a single law firm, managed by Tenant, for their joint defense, and (y) Tenant shall bear one hundred percent (100%) of the total claims, losses, damages, liabilities, costs, legal fees and expenses incurred by Landlord and/or Tenant in connection with matters covered by this Section 14.6(c). For purposes of the sharing of expenses contemplated in clause (y) of the preceding sentence, the party directly paying or incurring such costs or expenses shall be entitled to invoice the other party from time to time (on a monthly basis or at other appropriate intervals) for such other party's respective share thereof, which invoice shall be accompanied by copies of third-party invoices or other reasonable documentation supporting the invoiced amounts, and the party receiving such invoice shall pay its share as reflected in the applicable invoice within fifteen (15) days after receipt thereof, unless the parties agree otherwise. Within three (3) months after receipt of any such invoice, the party receiving the invoice shall be entitled, upon reasonable written notice and during normal business hours, to inspect and examine the books and records of the party submitting the invoice with respect to the invoiced amounts. Any dispute with respect thereto that the parties are unable to resolve by good faith negotiations shall be resolved by an independent audit using the same procedure set forth in Section 6.3(c).

         (d) Tenant shall surrender possession of the Leased Premises in the same condition as when delivered to Tenant at the commencement of the Prior Lease and in suitable condition to be re-let to another tenant, ordinary wear and tear and damage from casualty not caused by Tenant excepted (including, without limitation, receiving any clearances, approvals and/or certifications, if any, required by any government agency verifying compliance with all federal, state and local laws, rules, regulations and orders governing Tenant's use and vacancy of the Property); without limiting the generality of the foregoing or any provision of this Lease concerning condition of the Property upon termination or expiration of this Lease, Tenant shall cause to be removed from the Property any and all hazardous substances wherever located so that the Property can be sold, or delivered to a new tenant, in an environmentally clean condition. In addition to the foregoing and not by way of limitation, Tenant shall have performed the following: (i) an exit site assessment, by an environmental consultant selected by Landlord; and (ii) an assessment to verify the Property is free of residual radioactive contamination, by a nuclear specialist selected by Landlord. In the event Tenant does not comply with the provisions of this Section 14.6(d) and deliver any necessary results and/or certifications to Landlord and to any required governmental body, on the expiration or earlier termination of this Lease, Tenant shall be held to the terms of this Lease and required to pay Rent and shall be otherwise subject to the holdover provisions in Section 13.3 hereof. Further, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to Tenant's failure to effect the clean up, and assessments, and to obtain the clearances and certifications required by this Section. If Tenant shall vacate the Property without having effected such clean up and obtained such clearances and certifications, then Landlord may obtain same at Tenant's cost; Landlord's action in such regard shall not eliminate Tenant's liability to pay for same or to pay Rent as a holdover hereunder.

                                   ARTICLE XV
                                    UTILITIES

Section 15.1 - Utilities

         (a) Tenant shall pay for the use of all electrical, gas, water, sewer and other utility service to the Leased Premises. Tenant shall be billed directly by each such utility (except water which may at Landlord's election be separately metered and billed to Tenant) and Tenant agrees to pay each such bill promptly in accordance with its terms. In the event that for any reason Tenant cannot be billed directly, Landlord shall forward each bill with respect to the Leased Premises to Tenant and Tenant shall pay it promptly in accordance with its terms. Notwithstanding anything contained herein to the contrary, if Tenant cannot be separately metered for any reason, Tenant shall pay Landlord as Additional Rent and In monthly installments at the time prescribed for monthly installments of Base Rent, an annual amount, as estimated by Landlord from time to time, which Tenant would pay for such utility service if the same were separately metered to the Leased Premises by the local utility company and billed to Tenant at such company's current rates (including applicable taxes). The cost of any utility service supplied to the Project or Common Areas by Landlord shall be included in Operating Costs.

         (b) In the event Tenant does not directly pay the bills for water used in the Leased Premises, Tenant shall not waste or permit the wasting of water. Tenant shall pay Landlord for domestic water and hot water furnished or used for any other purpose as Additional Rent, at reasonable rates fixed by Landlord, and, in connection therewith, Landlord may require tenant at Tenant's cost to install a submeter to measure Tenant water usage. Tenant shall not introduce into the sewer system any harmful or dangerous substances and shall not overload the sewer system by abnormal usage.

         (c) Tenant agrees that Landlord shall not be liable in damages, by abatement of rent or otherwise, for failure to furnish or for a delay in furnishing any service or utility, whether the responsibility of Landlord or others, if such failure or delay is occasioned, in whole or in part, by repairs, renewals or improvements authorized by this Lease so long as Landlord exercises reasonable diligence to avoid unnecessary inference with any service or utility, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water or other fuel at the Building or Project after reasonable effort so to do, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any other cause beyond the reasonable control of Landlord; and such failures or delays shall never be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Leased Premises or relieve the Tenant from paying rent or performing any of its obligations under this Lease. Notwithstanding the foregoing, in the event any interruption or delay in service results from Landlord's gross negligence or willful misconduct, and such interruption renders the Leased Premises unsuitable for Tenant's use for a period in excess of three
(3) consecutive business days, rent shall abate from and after said third business day until such time as the Leased Premises are returned to a tenantable condition.

                                  ARTICLE XVI
               RIGHTS RESERVED TO LANDLORD; RULES AND REGULATIONS

Section 16.1 - Rights Reserved to Landlord

         Without limiting any other rights reserved or available to Landlord under this Lease, at law, or in equity, and subject to Tenant's right to quiet enjoyment of the Premises and Common Areas 7 days per week, 52 weeks per year, Landlord reserves the following rights to be exercised at Landlord's election without liability to Tenant and without effecting an eviction or disturbance of Tenant's use or possession and without giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease:

         (a) to change the street address and/or name of the Building or of the Project (but not to that of a competitor of Tenant);

         (b) upon at least twenty-four (24) hours notice to Tenant, during hours reasonably specified by Tenant (except in the case of emergency, when no notice need be given and access may be had at any time), and subject to Tenant's reasonable security and safety requirements, Landlord, its agents, contractors and employees may enter the Leased Premises (i) to inspect the Leased Premises, and (ii) to make repairs, additions or alterations, whether structural or otherwise, to the Leased Premises, the Building or the Project, or to any parts thereof including, without limitation, to make repairs, additions or alterations within the Leased Premises to mechanical, electrical, and other facilities serving the Leased Premises or the Project, to shore the foundations and walls thereof, to erect scaffolding and/or protective barricades around and about the same, to relocate or change corridors or entrances in and to the Building, to close entrances, stairways and corridors, if any, and to interrupt or temporarily suspend services or facilities;

         (c) upon such advance written or verbal notice as is reasonable under the circumstances, to show the Leased Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within one year prior to the expiration of the Term, to brokers or persons wishing to rent the Leased Premises; during the last year of the Term, to place and maintain a "For Rent" sign in or on the Leased Premises, Building or the Project; and to place or maintain "For Sale" signs on the Project and the exterior of the Building;

         (d) if vacant, or vacated during the last one hundred eighty (180) days of the Term, to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for new occupancy;

         (e) to install, affix and maintain signs on the exterior and interior of the Building (except signs within the Leased Premises, unless required by any applicable laws, ordinances, rules, or regulations);

         (f) to grant to anyone the exclusive right and privilege to conduct any business in the Building or the Project and such exclusive right and privilege will be binding upon Tenant, provided such exclusive right shall not operate to exclude Tenant or its affiliates, assignees or sublessees from any use expressly permitted herein and any services or products which Tenant is required to pay for as a result of such exclusive right shall be at reasonable and competitive rates and charges;

         (g) to reasonably approve the weight, size and location of heavy equipment and articles in and about the Leased Premises and the Building including, by way of example but not of limitation, safes, vaults, cages, printing machinery, computers, filing cabinets or libraries;

         (h) to establish and require Tenant to comply with reasonable security controls for the Building and Project and to otherwise take such action or preventive measures for the safety or security of the Building and the Project and its occupants; and

         (i) to promulgate and establish reasonable rules and regulations of uniform application governing the use and operation of the Project, the Building and the Leased Premises as are reasonably necessary for the orderly operation thereof and which do not materially adversely affect Tenant's use of the Leased Premises, and Tenant agrees, for itself, its employees, agents and invitees to comply with such rules and regulations.

         Landlord may enter upon the Leased Premises for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved, at any time and from time to time, without being deemed guilty or any eviction or disturbance of Tenant's use or possession of the Leased Premises, and without being liable in any manner to Tenant.

Section 16.2 - Rules and Regulations

         The Tenant agrees as follows:

                  (1) Landlord shall arrange for a trash collection service which will provide and periodically empty trash containers placed in designated areas for use by Tenant and other tenants in the Project. Tenant shall be responsible for placing all of its garbage and trash in such containers.

                  (2) No aerial shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of the Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

                  (3) No loud speakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.

                  (4) The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of the Landlord and Tenant shall not place or permit any obstruction or materials in such areas. No exterior storage shall be allowed without permission in writing from Landlord.

                  (5) The plumbing facilities may be used in any manner consistent with all governmental rules, regulations, ordinances, and statutes, and shall not be used for any other purpose than that for which they are constructed, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

                  (6) Tenant shall not burn any trash or garbage of any kind in or about the Premises, or the Project.

                  (7) The sidewalks, halls, passages, exits, entrances, and stairways in and about the Project shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided that nothing herein contained shall be constructed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building except in case of an emergency.

                  (8) No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanisms thereof, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Tenant must, upon the termination of Tenant's tenancy, restore to Landlord all keys of stores, offices and toilet rooms either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished Tenant shall pay to Landlord the cost thereof.

                  (9) No Tenant shall lay linoleum or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material, which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord, which approval shall not be unreasonably withheld or delayed. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant by whom, or by whose agents, clerks, employees, or visitors, the damage shall have been caused.

                  (10) Tenant will not install blinds, shades, awnings, or other form of inside or outside window covering, or window ventilators or similar devices without the prior written consent of Landlord.

         Landlord reserves the right from time to time to amend or supplement the foregoing rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises, provided that any such change shall be reasonable and shall not affect Tenant's rights under this Lease. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant and Tenant agrees to comply with all such rules and regulations upon receipt of notice to Tenant from Landlord. Landlord shall not be liable in any way to Tenant for any damage or inconvenience caused by any other tenant's non-compliance with these rules and regulations.

                                  ARTICLE XVII
                                     NOTICES

Section 17.1 - Notices

         All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when: (a) delivered personally (including delivery by private courier or express delivery service); (b) the next business day after delivery of a facsimile, return receipt of which is evidenced by the sender's facsimile machine; or (c) or four (4) days after deposit in the United States mail, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses as follows:

         To Tenant:                 Stratagene
                                    11011 No. Torrey Pines road
                                    La Jolla, California
                                    Attn:

                                    _________________________(phone)
                                    _________________________(fax)

To Landlord:                        Slough TPSP LLC
                                    c/o Slough Estates USA Inc.
                                    444 N. Michigan Ave., Suite 3230
                                    Chicago, IL  60611
                                    Attn:  William Rogalla
                                    312/755-0700 (Phone)
                                    312/755-0717 (Fax)

         with copy to:              Bell, Boyd & Lloyd LLC
                                    70 West Madison, Suite 3300
                                    Chicago, IL  60602
                                    Attn:  Lawrence M. Mages, Esq.
                                    312/372-1121 (Phone)
                                    312/372-2098 (Fax)

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord's address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

                                  ARTICLE XVIII
                                     PARKING

Section 18.1 - Parking

         Landlord shall provide unreserved parking spaces at the Project for use by Tenant, its employees, invitees and guests based on a parking ratio of 4 parking spaces per 1,000 gross square feet of Rentable Area and otherwise subject to any applicable governmental regulations. All expenses incurred by Landlord in maintaining or repairing any of such parking spaces shall be considered an Operating Cost hereunder and reimbursable by Tenant to Landlord.

                                   ARTICLE XIX
                                  MISCELLANEOUS

Section 19.1 - Tenant's Statement

         Tenant shall furnish to Landlord from time to time, within ten (10) days after request therefor from Landlord, a copy of Tenant's then most recent audited and certified financial statements. If Tenant does not ordinarily have audited and certified financial statements prepared, then the foregoing obligation shall be satisfied by the delivery of Tenant's most recent financial statements, certified as true and correct by a duly authorized officer, general partner or owner of Tenant. Landlord shall maintain the confidentiality of all such statements and shall not permit them to be disclosed to any other person (other than Landlord's employees, attorneys, lenders and accountants), and Landlord shall ensure that all such employees, lenders, accountants, and attorneys agree to maintain the confidentiality of such statements. Tenant agrees that Landlord may deliver a copy of such statements to any purchaser of the Building or Project and Landlord shall ensure that any such purchaser agrees to maintain the confidentiality of such statements.

Section 19.2 - Estoppel Certificates

         Tenant agrees at any time and from time to time, upon not less than ten
(10) days' prior request from Landlord, to execute, acknowledge and deliver to Landlord and to any other party designated by Landlord, in form reasonably satisfactory to Landlord, a written statement certifying (if true) that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or, if there have been modifications), that, to Tenant's knowledge, Landlord is not in default hereunder (or stating any defaults claimed by Tenant), the date to which the rental and other charges due hereunder have been paid and such other accurate certifications as may reasonably be required by Landlord. It is intended that any such statement may be relied upon by any prospective purchaser or mortgagee of the Leased Premises, Building or Project and their respective successors and assigns.

Section 19.3 - Relationship of Parties

         Nothing contained herein shall be deemed or construed to create the relationship of principal and agent or of partnership or of joint venture, it being understood and agreed that no provision in this Lease or any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant

Section 19.4 - Landlord's Expenses; Attorneys' Fees

         Tenant and Landlord shall pay on demand the other's expenses, including attorneys' fees, expenses and administrative hearing and court costs incurred either directly or indirectly in enforcing any obligation of the other under this Lease, in curing any default by the other, in connection with appearing, defending or otherwise participating in any action or proceeding arising from the filing, imposition, contesting, discharging or satisfaction of any lien or claim for lien, in defending or otherwise participating in any legal proceedings initiated by or on behalf of the other wherein the other is not adjudicated to be in default under this Lease, or in connection with any investigation or review of any conditions or documents in the event one party requests the other's approval or consent to any action of the other which may be desired or required hereunder. Attorneys' fees payable by Landlord or Tenant shall be at market rates (including customary discounts) for attorneys providing the required services in the San Diego area of a competence which would normally be utilized by Landlord and Tenant; Landlord shall assign to Tenant rights to sue attorneys whose fees are charged to Tenant for over billing and/or malpractice.

Section 19.5 - Interest on Unpaid Amounts

         All amounts owed by Tenant to Landlord hereunder shall be deemed to be Additional Rent and, unless otherwise provided herein, shall be paid within ten
(10) days from the date the Landlord renders a statement of account therefore. Any amounts owed by either party to the other shall bear interest from the date due until the date paid at the rate equivalent to the greater of (a) three percent (3%) above the rate then most recently announced by Chase Manhattan Bank, Citibank N.A., or Bank of America, or their successors, as its corporate lending base rate, as such corporate lending base rate may change from time to time during the Term, and (b) ten percent (10%) per annum. The payment of such interest shall not excuse or cure any default under this Lease. In no event, however, shall the changes permitted under this Section 19.5 or elsewhere in this Lease, to the extent they are considered interest under law, exceed the maximum lawful rate of interest.

Section 19.6 - Applicable Law and Construction

         The laws of the State of California shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. The headings of the several Articles and Sections contained herein are for convenience only and do not define, limit or construe the contents of such Articles or Sections.

Section 19.7 - Delays

         Whenever a period of time is provided in this Lease for Landlord or Tenant to do or perform any act or thing (other than the satisfaction of a monetary obligation, including without limitation Tenant's payment of Base Rent and Additional Rent), Landlord or Tenant shall not be liable or responsible for any delays due to strikes, lockouts, casualties, material shortages, acts of God, war, governmental regulation or control or any other causes beyond the reasonable control of Landlord or Tenant and the time for performance specified herein shall be extended for the amount of time Landlord or Tenant is so delayed, provided that Landlord or Tenant shall use all reasonable efforts to remove the cause of such delay and to resume the performance of any such act or thing.

Section 19.8 - Access by Landlord

         Intentionally omitted.

Section 19.9 - Brokerage

         Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or Liability for any compensation, commissions or charges claimed by any agent or broker with which it has had dealings or otherwise by reason of any breach of said warranty.

Section 19.10 - Execution of Lease

         No employee or agent of Landlord's agent or of Landlord's broker, if any, has authority to make or agree to make any agreement or undertaking in connection with this Lease not set forth in this written Lease. The submission of this document for examination does not constitute an offer to lease, or reservation for, or option for, the Leased Premises, and this document will become effective and binding only upon execution and delivery by both the Landlord and the Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant and no act or omission of any employee or agent of Landlord or of Landlord's broker, if any, if any, shall alter, change or modify any of the provisions hereof.

Section 19.11 - Security Deposit

         Tenant has deposited with Landlord the sum set forth in the Schedule as "Security Deposit" as security for the faithful performance and observance by Tenant of the provisions of this Lease and at all times during the Term of this Lease said sum shall equal no less than one month's Base Rent. If Tenant shall default in respect of any such provision, Landlord may use, apply or retain the whole or any part of the security deposit to the extent required for the payment of any rent and/or other charge or any other sum as to which Tenant is in default or for any sum which Landlord may have expended or may be required to expend by reason of Tenant's default, including, but not limited to, any damages or deficiency in the reletting of the Leased Premises. In the case of any such application by Landlord, Tenant shall deposit with Landlord from time to time within five (5) days after Landlord's written demand therefor sufficient additional funds to restore such security deposit to the amount set forth above. If Tenant shall fully and faithfully comply with all of the conditions of this Lease, the Security Deposit shall be returned to Tenant after the date fixed as the end of the Term and after delivery to Landlord of entire possession of the Leased Premises. In no event shall the security be applied by Tenant to reduce any rent or other charge payable by Tenant.

Section 19.12 - Heirs, Successors and Assigns

         The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns.

Section 19.13 - Subordination

         This Lease is and shall always be subject to the lien of any mortgage, including a trust deed in the nature of a mortgage, which may now or hereafter affect the Project, the Building or the Leased Premises, and to all renewals, consolidations, replacements and extensions thereof; provided however, with respect to any such mortgage executed after the date hereof, that the holder of such mortgage agrees, in the event of foreclosure and so long as no default exists or other event has occurred which would entitle the Landlord to terminate this Lease or Tenant's right to possession, that such holder shall recognize this lease and not disturb the possession of the Tenant hereunder. Tenant agrees to and does hereby attorn to the holder of any such mortgage, or any purchaser upon foreclosure, or their successors and assigns, which attornment shall be effective and self-operative without the execution of any further instruments. Tenant hereby further agrees to execute such instruments and assurances as Landlord or the holder of any such mortgage may deem reasonably necessary to evidence the subordination of this Lease and Tenant's attornment to such holder or purchaser. Landlord represents to Tenant that, to the best of Landlord's knowledge, none of the Project, the Building or the Leased Premises are subject to a mortgage or other monetary lien.

Section 19.14 - Payments to Affiliates

         Nothing in this Lease shall be construed to prevent Landlord from paying for bona fide services rendered or materials delivered with respect to the Building, to the Project or to the Leased Premises (including, without limitation, management services and contracting of capital improvements or other capital repairs or construction items) by affiliates of Landlord of its beneficiary or of the Agent provided that the fees or costs of such services and materials are at the market rates in the San Diego metropolitan area. All such fees or costs paid by Landlord to such parties shall be deemed to constitute Operating Costs on the same terms and conditions as if such fees and costs were paid to parties without any affiliation with Landlord.

Section 19.15 - Meaning of "Re-entry" and "Landlord"

         The words "Re-enter" and "Re-entry", as used in this Lease are restricted to their technical legal meaning. The term "Landlord", as used in this Lease, means only the landlord from time to time, and upon conveying or transferring its interest, such conveying or transferring landlord shall be relieved from any further obligation or liability pursuant to this Lease.

Section 19.16 - Remedies and Rights May Be Exercised by Landlord In its Own
Name: Authority to Execute This Lease

         All rights and remedies of Landlord under this Lease, or that may be provided by law, may be exercised by Landlord in is own name individually, or in its name by Agent or any other agent of the beneficiary thereof, and all legal proceedings for the enforcement of any such rights or remedies, may be commenced and prosecuted to final judgment and executed by Landlord in its own name individually or in its name by Agent or by any other agent of the beneficiary thereof. Tenant represents to Landlord that it has full power and authority to execute this Lease and to make and perform the agreements herein contained. Tenant shall furnish to Landlord promptly upon demand a corporate resolution or other appropriate documentation reasonably requested by Landlord evidencing the due authorization of Tenant to enter into this lease.

Section 19.17 - Time of Essence

         Time is of the essence of this Lease and all provisions herein relating thereto shall be strictly construed.

Section 19.18 - Landlord's Obligation to Act as a Cost-Conscious Businessperson

         If Landlord provides materials or services or engages third parties to provide materials or services according to this Lease which result in Landlord directly billing Tenant for such materials and/or services, Landlord shall negotiate fees, expenses and costs such that Tenant shall not be required to pay or reimburse Landlord for amounts that exceed the market rate for such materials and/or services in the San Diego metropolitan area. The requirements of this
Section 19.18 shall not apply to any costs or expenses included within the scope of Operating Costs.

         IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above written.

            "Landlord"                                    "Tenant"

SLOUGH TPSP LLC,                              STRATAGENE,
a Delaware limited liability company          a California corporation

By: Slough Estates USA Inc.
Its:  Manager

By:    /s/ R. W. ROHNER                       By:   /s/ RONNI L. SHERMAN
    --------------------------------              ------------------------------
Its:   V.P./C.F.O.                            Its:  Executive Vice President and
                                                    General Counsel

                                    EXHIBIT A

               PLAN (WITH LOCATION OF LEASED PREMISES DESIGNATED)

                                    EXHIBIT B

                              WORK LETTER AGREEMENT

                                    Rider 101
                                 Option To Renew

         Subject to the further provisions of this Rider, Tenant shall have the option (the "Renewal Option") to renew this Lease for one (1) period of five (5) years the ("Renewal Term"), commencing on the day immediately following the last day of the Initial Term , as follows:

         (a) Exercise. Tenant shall exercise the Renewal Option by giving written notice thereof to Landlord not more than twenty-four (24) months and not less than twelve (12) months prior to the last day of the Term. Tenant's notice of its exercise of the Renewal Option is the "Renewal Notice."

         (b) Tenant's Share of Taxes and Operating Costs. With respect to the Tenant's Share of Taxes and Operating Costs payable during the Renewal Term, the parties shall have ninety (90) days following Landlord's receipt of the Renewal Notice (the "Negotiation Deadline") in which to agree on the Tenant's Share of Taxes and Operating Costs, including without limitation whether there shall be any limit as set forth in Section 7.4 of the Lease. If the parties are unable to agree on Tenant's Share of Taxes and Operating Costs for the Renewal Term on or before the Negotiation Deadline, Tenant shall have the right to withdraw and cancel its Renewal Notice by giving written notice thereof to Landlord at any time before the Negotiation Deadline (a "Withdrawal Notice"). If Tenant timely delivers a Withdrawal Notice, the Renewal Notice shall be deemed null and void and this Lease shall expire at the end of the Initial Term as though no Renewal Notice was ever delivered. In the event Tenant fails to timely deliver a Withdrawal Notice, Tenant's right to cancel its Renewal Notice shall be deemed waived and null and void, Tenant shall be required to pay during the Renewal Term one hundred percent (100%) of Tenant's Share of Taxes and Operating Costs, and Section 7.4 of the Lease shall be deemed deleted therefrom as of the first day of the Renewal Term.

         (c)      Terms.

                  (i) General. All terms and conditions of this Lease shall apply during the Renewal Term, except that: (A) Landlord shall not provide any allowances nor be required to effect any improvements to the Leased Premises;
(B) Base Rent for the Renewal Term shall be 95% of the "then prevailing fair market base monthly rent" (assuming a fully "net" lease, allowing for escalations and excluding abatement and any allowance) for non-renewal, non-affiliate leases for properties of equivalent quality (including age and type of any improvements in the Leased Premises), size, utility and location in northern San Diego County, with the length of the lease term, and credit standing of the Tenant taken into account; and (C) Tenant's Share of Taxes and Operating Costs shall be as determined in accordance with paragraph (b) of this Rider.

                  (ii) Determination of Rent. With respect to the determination of the "then prevailing fair market base monthly rent," the parties shall have thirty (30) days following the Negotiation Deadline in which to agree on the prevailing fair monthly rent as of the commencement date of the applicable Renewal Term for the uses permitted hereunder. If the parties agree on such fair market monthly rental value, they shall execute an amendment to this Lease stating the amount of the applicable Base Rent. If the parties are unable to agree on such prevailing fair market monthly rent within such thirty (30) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser who is a member in good standing of the Appraisal Institute holding an "M.A.I." designation with at least five years experience appraising similar commercial properties in northern San Diego County to appraise and set the then prevailing fair market monthly rent value at the commencement date of the applicable Renewal Term, in accordance with the standards specified in subparagraph (c)(i)(B). If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon such then prevailing fair market monthly rent within thirty
(30) days after the appointment of the second appraiser, they shall appoint a third qualified appraiser within ten (10) days after expiration of such thirty
(30) day period; if they are unable to agree upon a third appraiser, either party may, upon not less than five days notice to the other party, apply to the Presiding Judge of the San Diego County Superior Court for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, the three appraisers shall set the then prevailing fair market monthly rent as of the commencement date of the Renewal Term and shall so notify the parties. If the three appraisers are unable to agree within the allotted time, the two appraised then prevailing fair market monthly rents which are closest together shall be added together and divided by two and the resulting quotient shall be the initial then prevailing fair market monthly rent, which determination shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. The appraisers shall have no right to award a Tenant improvement allowance or other monetary concessions, but shall take into account any such concessions and other relevant factors.

         (d) Tenant Default. If at the time when Landlord received the Renewal Notice or on the date of the commencement of the Renewal Term, Tenant shall be in Default under this Lease, Landlord shall have the right, by giving written notice thereof to Tenant, to cancel the Renewal Option with respect to such Renewal Term and any exercise of such Renewal Option by Tenant. In the event of such cancellation, Tenant shall have no right, and Landlord shall have no obligation, to renew this Lease pursuant to such Renewal Option.

         (e) Limitations on Renewal Option. If Tenant fails to exercise the Renewal Option within the time required, such failure shall automatically cancel such Renewal Option, and Tenant shall have no right, and Landlord shall have no obligation, to renew this Lease pursuant to such Renewal Option.

                                    Rider 102
                                  Storage Space

         Subject to the further provisions of this Rider, Landlord hereby grants to Tenant a license and permission to use as storage space approximately 2,000 square feet on the P2 parking level of the Project as designated on the Exhibit C attached hereto and incorporate herein (the "Storage Space"), for the storage of Tenant's Personal Property only. The Storage Space shall not be used or occupied by Tenant for any other purpose.

         (a). For the Initial Term of the Lease and any Renewal Term, there shall be no rental charge for the Storage Space.

         (b). Tenant shall receive the key to the Storage Space upon execution of this Lease and shall allow Landlord or Landlord's agents access to the Storage Space upon reasonable prior notice to Tenant by Landlord to inspect the Storage Space. Tenant shall not store or place any Hazardous Materials, volatile, illegal or dangerous items in the Storage Space, including, without limitation, chemicals, liquids, explosives, firearms, live plant or animal matter, garbage or trash, and shall maintain the Storage Space in a neat and orderly fashion, and shall not stack or place any items outside of the Storage Space. Tenant shall responsible for the utilities serving the Storage Space. The Tenant shall not use the Storage Space in any manner except for the storage of Tenant's Personal Property.

         (c). Tenant acknowledges and agrees that Landlord is not responsible for the security of Tenant's Personal Property, and that Tenant assumes all risks, and hereby waives any and all claims against Landlord (and its members, managers, agents, contractors, subcontractors and employees) (collectively, "Landlord and its Related Parties"), associated with, arising from or in any way related to, the use of the Storage Space, including, without limitation, any loss or damage to personal property in the Storage Space regardless of whether same shall be caused by Landlord's acts and Tenant hereby waives any and all claims, whether known or unknown against Landlord and its Related Parties with respect to same, unless caused by Landlord's gross negligence or willful misconduct. Tenant shall and does hereby indemnify and hold Landlord and its Related Parties harmless for any and all claims, damages, costs, expenses or charges (including attorneys' fees and court costs) arising from or in any way related to this Amendment, the license, the storage of property in the Storage Space, and access to and use of the Storage Space, unless caused by Landlord's gross negligence or willful misconduct. Tenant shall at all times during the term of this license maintain insurance covering all loss, damage or casualty to Tenant's Personal Property in the full amount of its replacement value and, if requested by Landlord, Tenant shall deliver evidence of said insurance coverage and payment of all premiums therefor to Landlord.

         (d). Upon the termination of this license, Tenant shall promptly remove all items from the Storage Space, leaving same in broom clean condition, and tender all keys to the Storage Space to Landlord and repair any damage to the Storage Space. In the event Tenant shall fail to so remove all items from the Storage Space, then Landlord may, in the exercise of its sole and absolute discretion, and Tenant hereby authorizes Landlord to, remove and dispose of all personal property left in the Storage Space seven (7) days after the termination of Tenant's license to use the Storage Space and Landlord shall have no liability to Tenant in connection with the removal and disposal of any such personal property from the Storage Space.

                                    Rider 103
                            Early Termination Option

                  Subject to the terms and conditions of and compliance with the provisions of this Rider, Tenant shall have the option (the "Termination Option") to terminate this Lease effective, subject to clause (a), at any time designated by Tenant in the Termination Notice that is after the third (3rd) anniversary date of the Commencement Date (the "Early Termination Date"), as follows:

                  (a) Exercise. Tenant shall exercise the Termination Option by giving written notice thereof to Landlord not more than twenty-four (24) months and not less than nine (9) months prior to the Early Termination Date (the "Termination Notice.")

                  (b) Termination Fee. Provided Tenant has delivered the Termination Notice to Landlord in the manner and within the time periods set forth in Subsection (a) above, Tenant's right to terminate this Lease pursuant to the Termination Option shall be further conditioned on Tenant's payment to Landlord, on or before the date which is nine (9) months prior to the Early Termination Date, a sum equal to $500,000 (the "Termination Fee"). Notwithstanding the foregoing, if the Early Termination Date is anytime after the fourth (4th) anniversary of the Commencement Date, the Termination Fee shall be reduced to $250,000. There shall be no Termination Fee due by Tenant if the Early Termination Date is any time during the Renewal Term.

                  (c) Tenant Default. If at the time when Landlord receives the Termination Notice or on the Early Termination Date, Tenant shall be in Default under this lease, Landlord shall have the right, by giving written notice thereof to Tenant, to cancel Tenant's exercise of the Termination Option by Tenant. In such event, (i) Landlord shall (within thirty (30) days after such cancellation) return to Tenant an amount equal to the Termination Fee paid by Tenant, less any Rent then due but not paid, and (ii) Tenant shall have no right, and Landlord shall have no obligation, to terminate this lease pursuant to such exercise of the Termination Option. If, within the time period set forth in subparagraph (a) above, Tenant cures the Default(s) giving rise to Landlord's cancellation, and no further Default exists, then Tenant may again exercise the Termination Option subject to and in accordance with this Rider.

                  (d) Limitations on the Termination Option. If Tenant fails to exercise the Termination Option or pay the Termination Fee within the respective time periods provided for in this Rider, such failure shall automatically cancel the Termination Option, and Tenant shall have no right, and Landlord shall have no obligation, to terminate this lease pursuant to the Termination Option.

                  (e) Security Deposit. Within thirty (30) days after the Early Termination Date, Landlord shall repay to Tenant that portion of the Security Deposit to which Tenant is entitled pursuant to the terms of the Lease.